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USINAS SIDERÚRGICAS DE MINAS GERAIS S.A. - USIMINAS

and

THE BANK OF NEW YORK MELLON

As Depositary

and

OWNERS AND BENEFICIAL OWNERS OF

AMERICAN DEPOSITARY SHARES

Amended and Restated Deposit Agreement

(Preferred Shares)

Dated as of _________, 2017

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TABLE OF CONTENTS

ARTICLE 1. DEFINITIONS	- 1 -
SECTION 1.01 American Depositary Shares.	- 1 -
SECTION 1.02 Article; Section.	- 2 -
SECTION 1.03 Beneficial Owner.	- 2 -
SECTION 1.04 Central Bank.	- 2 -
SECTION 1.05 Commission.	- 2 -
SECTION 1.06 Company.	- 2 -
SECTION 1.07 Custodian.	- 2 -
SECTION 1.08 CVM.	- 2 -
SECTION 1.09 Deposit, deliver, register, transfer or withdraw.	- 3 -
SECTION 1.10 Deposit Agreement.	- 3 -
SECTION 1.11 Depositary; Corporate Trust Office.	- 3 -
SECTION 1.12 Deposited Securities.	- 3 -
SECTION 1.13 Dollars.	- 3 -
SECTION 1.14 Estatuto Social.	- 3 -
SECTION 1.15 Foreign Registrar.	- 3 -
SECTION 1.16 Owner.	- 3 -
SECTION 1.17 Receipts.	- 4 -
SECTION 1.18 Registrar.	- 4 -
SECTION 1.19 Restricted Securities.	- 4 -
SECTION 1.20 Securities Act.	- 4 -
SECTION 1.21 Securities Exchange Act.	- 4 -
SECTION 1.22 Shares.	- 4 -
ARTICLE 2. FORM OF RECEIPTS, BOOK-ENTRY SYSTEM, DEPOSIT OF SHARES; EXECUTION AND DELIVERY, TRANSFER AND SURRENDER OF RECEIPTS	- 5 -
SECTION 2.01 Form and Transferability of Receipts.	- 5 -
SECTION 2.02 Deposit of Shares.	- 6 -
SECTION 2.03 Execution and Delivery of Receipts.	- 7 -
SECTION 2.04 Registration of Transfer of Receipts; Combination and Split-up of Receipts.	- 7 -
SECTION 2.05 Surrender of Receipts and Withdrawal of Shares.	- 8 -
SECTION 2.06 Limitations on Execution and Delivery, Transfer and Surrender of Receipts.	- 9 -
SECTION 2.07 Lost Receipts, etc.	- 10 -
SECTION 2.08 Cancellation and Destruction of Surrendered Receipts.	- 10 -
SECTION 2.09 Pre-Release of Receipts.	- 10 -
SECTION 2.10 Maintenance of Records.	- 11 -
SECTION 2.11 Uncertificated American Depositary Shares; DTC Direct Registration System.	- 11 -
ARTICLE 3. CERTAIN OBLIGATIONS OF OWNERS AND BENEFICIAL OWNERS OF RECEIPTS	- 13 -
SECTION 3.01 Filing Proofs, Certificates and Other Information.	- 13 -
SECTION 3.02 Liability of Owner or Beneficial Owner for Taxes.	- 13 -
SECTION 3.03 Warranties on Deposit of Shares.	- 14 -
SECTION 3.04 Disclosure of Interests.	- 14 -
SECTION 3.05 Delivery of Information to the CVM.	- 14 -
ARTICLE 4. THE DEPOSITED SECURITIES	- 15 -
SECTION 4.01 Cash Distributions.	- 15 -
SECTION 4.02 Distributions Other Than Cash, Shares or Rights.	- 15 -
SECTION 4.03 Distributions in Shares.	- 16 -
SECTION 4.04 Rights.	- 17 -
SECTION 4.05 Conversion of Foreign Currency.	- 18 -
SECTION 4.06 Fixing of Record Date.	- 20 -
SECTION 4.07 Voting of Deposited Securities.	- 20 -
SECTION 4.08 Changes Affecting Deposited Securities.	- 21 -
SECTION 4.09 Reports.	- 21 -
SECTION 4.10 Lists of Owners.	- 21 -
SECTION 4.11 Withholding.	- 21 -
ARTICLE 5. THE DEPOSITARY, THE CUSTODIANS AND THE COMPANY	- 22 -
SECTION 5.01 Maintenance of Office and Transfer Books by the Depositary.	- 22 -
SECTION 5.02 Prevention or Delay in Performance by the Depositary or the Company.	- 23 -
SECTION 5.03 Obligations of the Depositary, the Custodian and the Company.	- 24 -
SECTION 5.04 Resignation and Removal of the Depositary.	- 25 -
SECTION 5.05 The Custodian.	- 25 -
SECTION 5.06 Notices and Reports.	- 26 -
SECTION 5.07 Distribution of Additional Shares, Rights, etc.	- 27 -
SECTION 5.08 Indemnification.	- 28 -
SECTION 5.09 Charges of Depositary.	- 29 -
SECTION 5.10 Retention of Depositary Documents.	- 30 -
SECTION 5.11 Exclusivity.	- 31 -
SECTION 5.12 List of Restricted Securities Owners.	- 31 -
ARTICLE 6. AMENDMENT AND TERMINATION	- 31 -
SECTION 6.01 Amendment.	- 31 -
SECTION 6.02 Termination.	- 31 -
ARTICLE 7. MISCELLANEOUS	- 32 -
SECTION 7.01 Counterparts.	- 32 -
SECTION 7.02 No Third Party Beneficiaries.	- 33 -
SECTION 7.03 Severability.	- 33 -
SECTION 7.04 Owners and Beneficial Owners as Parties; Binding Effect.	- 33 -
SECTION 7.05 Notices.	- 33 -
SECTION 7.06 Submission to Jurisdiction; Appointment of Agent for Service of Process.	- 34 -
SECTION 7.07 Governing Law.	- 34 -
SECTION 7.08 Waiver of Immunities.	- 34 -

AMENDED AND RESTATED DEPOSIT AGREEMENT

AMENDED AND RESTATED DEPOSIT AGREEMENT (Preferred Shares) dated as of _________, 2017 among USINAS SIDERÚRGICAS DE MINAS GERAIS S.A. - USIMINAS, a corporation (sociedade anônima) organized under the laws of the Federative Republic of Brazil (herein called the Company), THE BANK OF NEW YORK MELLON (formerly known as The Bank of New York), a New York banking corporation (herein called the Depositary), and all Owners and Beneficial Owners from time to time of American Depositary Shares issued hereunder.

W I T N E S S E T H:

WHEREAS, the Company and the Depositary entered into a deposit agreement dated as of September 25, 2001 (the "Prior Deposit Agreement") for purposes stated therein; and

WHEREAS, the Company and the Depositary now wish to amend the Prior Deposit Agreement to, among other things, (i) provide that the American Depositary Shares (as hereinafter defined) may be uncertificated securities or certificated securities evidenced by American Depositary Receipts and (ii) change the charges of the Depositary; and

WHEREAS, the Company desires to provide, as hereinafter set forth in this Amended and Restated Deposit Agreement, for the deposit of Shares (as hereinafter defined) from time to time with the Depositary or with the Custodian (as hereinafter defined) for the purposes set forth in this Amended and Restated Deposit Agreement, for the creation of American Depositary Shares representing the Shares so deposited and for the execution and delivery of American Depositary Receipts evidencing the American Depositary Shares; and

WHEREAS, the American Depositary Receipts are to be substantially in the form of Exhibit A annexed hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in this Amended and Restated Deposit Agreement;

NOW, THEREFORE, in consideration of the premises, it is agreed by and among the parties hereto that the Prior Deposit Agreement is hereby amended and restated as follows:

ARTICLE 1.   DEFINITIONS

The following definitions shall for all purposes, unless otherwise clearly indicated, apply to the respective terms used in this Deposit Agreement:

SECTION 1.01                      American Depositary Shares.

The term "American Depositary Shares" shall mean the securities representing the interests in the Deposited Securities and evidenced by the Receipts issued hereunder. Each American Depositary Share shall represent the number of Shares specified in Exhibit A annexed hereto, until there shall occur a distribution upon Deposited Securities covered by Section 4.03 or a change in Deposited Securities covered by Section 4.08 with respect to which additional Receipts are not executed and delivered, and thereafter American Depositary Shares shall evidence the amount of Shares or Deposited Securities specified in such Sections.

SECTION 1.02                      Article; Section.

Wherever references are made in this Deposit Agreement to an “Article” or “Articles” or to a “Section” or “Sections,” such references shall mean an article or articles or a section or sections of this Deposit Agreement, unless otherwise required by the context.

SECTION 1.03                      Beneficial Owner.

The term “Beneficial Owner” shall mean each person owning from time to time any beneficial interest in the American Depositary Shares evidenced by any Receipt.

SECTION 1.04          Central Bank.

The term “Central Bank” shall mean the Banco Central do Brasil or any successor governmental agency in Brazil.

SECTION 1.05                      Commission.

The term “Commission” shall mean the Securities and Exchange Commission of the United States or any successor governmental agency in the United States.

SECTION 1.06                      Company.

The term “Company” shall mean Usinas Siderúrgicas de Minas Gerais S.A. - USIMINAS, a corporation (sociedade anônima) organized under the laws of the Federative Republic of Brazil, and its successors.

SECTION 1.07                      Custodian.

The term “Custodian” shall mean the principal São Paulo office of Banco Bradesco S.A., as agent of the Depositary for the purposes of this Deposit Agreement, or any other firm or corporation which may hereafter be appointed by the Depositary pursuant to the terms of Section 5.05, as substitute custodian hereunder.

SECTION 1.08          CVM.

The term “CVM” shall mean the Comissão de Valores Mobiliários, the Brazilian National Securities Commission, or any successor governmental agency in Brazil.

SECTION 1.09                      Deposit, deliver, register, transfer or withdraw.

The terms "deposit", "deliver", “issue", "register", "transfer" or "withdraw", when used with respect to Shares, shall refer, where the context requires, to an entry or entries or an electronic transfer or transfers in an account or accounts maintained by institutions authorized under Brazilian law to effect transfers of securities and not to the physical transfer of certificates representing the Shares.

SECTION 1.10                      Deposit Agreement.

The term “Deposit Agreement” shall mean this Amended and Restated Deposit Agreement (Preferred Shares), as the same may be amended from time to time in accordance with the provisions of this Deposit Agreement.

SECTION 1.11                      Depositary; Corporate Trust Office.

The term “Depositary” shall mean The Bank of New York Mellon, a New York banking corporation, and any successor as depositary hereunder. The term “Corporate Trust Office”, when used with respect to the Depositary, shall mean the office of the Depositary which at the date of this Deposit Agreement is 101 Barclay Street, New York, New York 10286.

SECTION 1.12                      Deposited Securities.

The term “Deposited Securities” as of any time shall mean Shares at such time deposited or deemed to be deposited under this Deposit Agreement and any and all other securities, property and cash received by the Depositary or the Custodian in respect thereof and at such time held hereunder, subject as to cash to the provisions of Section 4.05.

SECTION 1.13                      Dollars.

The term “Dollars” shall mean United States dollars.

SECTION 1.14                      Estatuto Social.

The term “Estatuto Social” shall mean the and other constitutive documents of the Company.

SECTION 1.15                      Foreign Registrar.

The term “Foreign Registrar” shall mean the entity that presently carries out the duties of registrar for the Shares or any successor as registrar for the Shares and any other appointed agent of the Company for the transfer and registration of Shares.

SECTION 1.16                      Owner.

The term “Owner” shall mean the person in whose name a Receipt is registered on the books of the Depositary maintained for such purpose.

SECTION 1.17                      Receipts.

The term “Receipts” shall mean the American Depositary Receipts issued hereunder evidencing American Depositary Shares.

SECTION 1.18                      Registrar.

The term “Registrar” shall mean the Depositary or any other bank or trust company having an office in the Borough of Manhattan, The City of New York, which shall be appointed by the Depositary to register Receipts and transfers of Receipts as herein provided, and shall include any co-registrar appointed by the Depositary for those purposes.

SECTION 1.19                   Restricted Securities.

The term “Restricted Securities” shall mean Shares, or American Depositary Shares representing Shares, that are acquired directly or indirectly from the Company or its affiliates (as defined in Rule 144 under the Securities Act of 1933) in a transaction or chain of transactions not involving any public offering, or which are subject to resale limitations under Regulation D under that Act or both, or which are held by an officer, director (or persons performing similar functions) or other affiliate of the Company, or which would require registration under the Securities Act in connection with the offer and sale thereof in the United States, or which are subject to other restrictions on sale or deposit under the laws of the United States or Brazil, or under a shareholder agreement or the Estatuto Social of the Company.

SECTION 1.20                      Securities Act.

The term “Securities Act” shall mean the United States Securities Act of 1933, as amended.

SECTION 1.21                      Securities Exchange Act.

The term “Securities Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended.

SECTION 1.22                      Shares.

The term “Shares” shall mean non-voting ações prefereciais (preferred shares) of the Company, heretofore validly issued and outstanding and fully paid, nonassessable and that were not issued in violation of any pre-emptive or similar rights of the holders of outstanding Shares or hereafter validly issued and outstanding and fully paid, nonassessable and that are not issued in violation of any pre-emptive or similar rights of the holders of outstanding Shares or, in either case, interim certificates representing such Shares; provided, however, that, if there shall occur any change in par value, a split-up or consolidation or any other reclassification or, upon the occurrence of an event described in Section 4.08, an exchange, replacement or conversion in respect of the Shares of the Company, the term “Shares” shall thereafter also mean the successor securities resulting from such change in nominal value, split-up or consolidation or such other reclassification or such exchange, replacement or conversion.

ARTICLE 2.   FORM OF RECEIPTS, BOOK-ENTRY SYSTEM, DEPOSIT OF SHARES; EXECUTION AND DELIVERY, TRANSFER AND SURRENDER OF RECEIPTS

SECTION 2.01                      Form and Transferability of Receipts.

Definitive Receipts shall be substantially in the form set forth in Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided. No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose, unless such Receipt shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized signatory of the Depositary and, if a Registrar for the Receipts shall have been appointed, countersigned by the manual signature of a duly authorized officer of the Registrar. The Depositary shall maintain books on which each Receipt so executed and delivered as hereinafter provided and the transfer of each such Receipt shall be registered. Receipts bearing the manual or facsimile signature of a duly authorized signatory of the Depositary who was at any time a proper signatory of the Depositary shall bind the Depositary, notwithstanding that such signatory has ceased to hold such office prior to the execution and delivery of such Receipts by the Registrar or did not hold such office on the date of issuance of such Receipts.

The Receipts may, with the Company’s prior written approval, be endorsed with or have incorporated in the text thereof such legends or recitals or modifications not inconsistent with the provisions of this Deposit Agreement, the Estatuto Social or Brazilian law as may be required reasonably by the Depositary to comply with any provisions of any applicable law or regulations or with the rules and regulations of any securities exchange upon which the American Depositary Shares may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject by reason of the date or manner of issuance of the underlying Deposited Securities or otherwise.

The Receipts shall bear a CUSIP number that is different from any CUSIP number that is or may be assigned to any other depositary receipt facility relating to the Shares.

Title to a Receipt (and to the American Depositary Shares evidenced thereby), when properly endorsed or accompanied by proper instruments of transfer, shall be transferable by delivery with the same effect as in the case of a negotiable instrument under the laws of New York; provided, however, that the Depositary, notwithstanding any notice to the contrary, may treat the Owner thereof as the absolute owner thereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in this Deposit Agreement and for all other purposes, and neither the Depositary nor the Company shall have any obligation or be subject to liability under this Deposit Agreement to any Beneficial Owner of a Receipt unless that Beneficial Owner is the Owner of that Receipt.

SECTION 2.02                      Deposit of Shares.

Subject to the terms and conditions of this Deposit Agreement, Shares or evidence of rights to receive Shares may be deposited by delivery thereof to the Custodian hereunder, accompanied by any appropriate instrument or instruments of transfer, or endorsement, in form satisfactory to the Custodian, together with all such certifications as may be required by the Depositary, the Custodian or the Company in accordance with the provisions of this Deposit Agreement, and, if the Depositary requires, together with a written order directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order, a Receipt or Receipts for the number of American Depositary Shares representing such deposit.

No Shares shall be accepted for deposit unless accompanied by evidence reasonably satisfactory to the Depositary that any necessary approval has been granted by the Central Bank or any governmental body in the Brazil that is then performing the function of the regulation of currency exchange. If required by the Depositary, Shares or such evidence of rights to receive Shares presented for deposit at any time, whether or not the transfer books of the Company or the Foreign Registrar, if applicable, are closed, shall also be accompanied by (i) an agreement or assignment, or other instrument satisfactory to the Depositary, which will provide for the prompt transfer to the Custodian of any dividend, or right to subscribe for additional Shares or to receive other property which any person in whose name the Shares are or have been recorded may thereafter receive upon or in respect of such deposited Shares, or in lieu thereof, such agreement of indemnity or other agreement as shall be satisfactory to the Depositary; and (ii) if the Shares are registered in the name of the person on whose behalf they are presented for deposit, a proxy or proxies entitling the Custodian to vote such deposited Shares for any and all purposes until the Shares are registered in the name of the Custodian or its nominee.

At the request and risk and expense of any person proposing to deposit Shares or such evidence of rights to receive Shares, and for the account of such person, the Depositary may receive certificates for Shares to be deposited, together with the other instruments herein specified, for the purpose of forwarding such Share certificates to the Custodian for deposit hereunder.

Upon each delivery to a Custodian of a certificate or certificates for Shares to be deposited hereunder, together with the other documents above specified, such Custodian shall, as soon as transfer and recordation can be accomplished, present such certificate or certificates to the Company or the Foreign Registrar, if applicable, for transfer and recordation of the Shares being deposited in the name of the Depositary or its nominee or such Custodian or its nominee at the cost and expense of the person making such deposit (or for whose benefit that deposit is being made) and shall obtain evidence satisfactory to it of such registration.

Deposited Securities shall be held by the Depositary or by a Custodian for the account and to the order of the Depositary, or by the Foreign Registsrar as the Custodian’s nominee, or at such other place or places as the Depositary shall determine. The Depositary agrees to instruct the Custodian to place all Shares accepted for deposit under this Deposit Agreement into segregated accounts, separated from any Shares of the Company that may be held by such Custodian under any other depositary receipt facility relating to the Shares.

SECTION 2.03                      Execution and Delivery of Receipts.

Upon receipt by any Custodian of any deposit pursuant to Section 2.02 hereunder (and in addition, if the transfer books of the Company or the Foreign Registrar, if applicable, are open, the Depositary may in its sole discretion require a proper acknowledgment or other evidence from the Company that any Deposited Securities have been recorded upon the books of the Company or the Foreign Registrar, if applicable, in the name of the Depositary or its nominee or such Custodian or its nominee), together with the other documents required as above specified, such Custodian shall notify the Depositary of such deposit and the person or persons to whom or upon whose written order a Receipt or Receipts are deliverable in respect thereof and the number of American Depositary Shares to be evidenced thereby. Such notification shall be made by letter or, at the request, risk and expense of the person making the deposit, by cable, telex or facsimile transmission. Upon receiving such notice from such Custodian, or upon the receipt of Shares by the Depositary, together with the other documents specified in Section 2.02, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall, without unreasonable delay, execute and deliver at its Corporate Trust Office, to or upon the order of the person or persons entitled thereto, a Receipt or Receipts, registered in the name or names and evidencing any authorized number of American Depositary Shares requested by such person or persons, but only upon payment to the Depositary of the fees and expenses of the Depositary for the execution and delivery of such Receipt or Receipts as provided in Section 5.09, and of all taxes and governmental charges and fees and expenses payable in connection with such deposit and the transfer of the Deposited Securities. The Depositary shall not deliver Receipts except in accordance with this Section 2.03 and Sections 2.04, 2.07, 2.09, 4.03, 4.04 and 4.08.

SECTION 2.04                      Registration of Transfer of Receipts; Combination and Split-up of Receipts.

The Depositary, subject to the terms and conditions of this Deposit Agreement, shall register transfers of Receipts on its transfer books from time to time, upon any surrender of a Receipt, by the Owner in person or by a duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer, and duly stamped as may be required by the laws of the State of New York and of the United States of America. Thereupon the Depositary shall execute a new Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto evidencing the same aggregate number of American Depositary Shares surrendered.

The Depositary, subject to the terms and conditions of this Deposit Agreement, shall upon surrender of a Receipt or Receipts for the purpose of effecting a split-up or combination of such Receipt or Receipts, execute and deliver a new Receipt or Receipts for any authorized number of American Depositary Shares requested, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered.

The Depositary may appoint one or more co-transfer agents for the purpose of effecting transfers, combinations and split-ups of Receipts at designated transfer offices on behalf of the Depositary and, in any such case, shall notify the Company as promptly as practicable of such appointment. Such appointment shall not be effective unless each co-transfer agent appointed under this Section 2.04 accepts such appointment in writing and agrees to be bound by the applicable terms of this Deposit Agreement. In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable laws and other requirements by Owners or persons entitled to Receipts and will be entitled to protection and indemnity to the same extent as the Depositary.

SECTION 2.05                      Surrender of Receipts and Withdrawal of Shares.

Upon surrender at the Corporate Trust Office of the Depositary of a Receipt for the purpose of withdrawal of the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, and upon payment of the fee of the Depositary for the surrender of Receipts as provided in Section 5.09 and payment of all taxes and governmental charges payable in connection with such surrender and withdrawal of the Deposited Securities, and subject to the terms and conditions of this Deposit Agreement, the clearing procedure of the Foreign Registrar and the Estatuto Social, the Owner of such Receipt shall be entitled to delivery, to him or upon his order, of the amount of Deposited Securities at the time represented by the American Depositary Shares evidenced by such Receipt, but not any Deposited Securities as to which a record date for distribution to Owners has passed. Delivery of such Deposited Securities may be made by the delivery of (a) certificates for Shares in the name of such Owner or as ordered by him or certificates properly endorsed or accompanied by proper instruments of transfer to such Owner or as ordered by him and (b) any other securities, property and cash to which such Owner is then entitled in respect of such Receipts to such Owner or as ordered by him. Such delivery shall be made, as hereinafter provided, without unreasonable delay.

A Receipt surrendered for such purposes may be required by the Depositary to be properly endorsed in blank or accompanied by proper instruments of transfer in blank, and if the Depositary so requires, the Owner thereof shall execute and deliver to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be delivered to or upon the written order of a person or persons designated in such order. Thereupon the Depositary shall without unreasonable delay direct the Custodian to deliver at the office of such Custodian, subject to Sections 2.06, 3.01 and 3.02 and to the other terms and conditions of this Deposit Agreement and the Estatuto Social, to or upon the written order of the person or persons designated in the order delivered to the Depositary as above provided, the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, except that the Depositary may make delivery to such person or persons at the Corporate Trust Office of the Depositary of any dividends or distributions with respect to the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, or of any proceeds of sale of any Shares, dividends, distributions or rights, which may at the time be held by the Depositary, and the Depositary may charge the surrendering Owner a fee and its expenses for giving that direction by cable (including SWIFT) or facsimile transmission.

At the request, risk and expense of any Owner so surrendering a Receipt, and for the account of such Owner, the Depositary shall direct the Custodian to forward any cash or other property (other than rights) or securities comprising, and forward a certificate or certificates (if available) and other proper documents of title for, the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt to the Depositary for delivery at the Corporate Trust Office of the Depositary. Such direction shall be given by letter or, at the request, risk and expense of such Owner, by cable, telex or facsimile transmission.

SECTION 2.06                      Limitations on Execution and Delivery, Transfer and Surrender of Receipts.

As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any Receipt or the delivery of any distribution thereon or withdrawal of any Deposited Securities, the Company, Depositary, Custodian or Registrar may require payment from the depositor of Shares or the presenter of the Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees as herein provided, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with any regulations the Depositary may establish consistent with the provisions of this Deposit Agreement, including, without limitation, this Section 2.06 and any regulations deemed necessary or desirable by the Depositary or the Custodian to facilitate compliance with applicable rules or regulations of the Central Bank and the CVM.

The delivery of Receipts against deposit of Shares generally or against deposit of particular Shares may be suspended, or the transfer of Receipts in particular instances may be refused, or the registration of transfer of outstanding Receipts generally may be suspended, during any period when the transfer books of the Depositary, the Company or the Foreign Registrar are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of this Deposit Agreement, or for any other reason.

Without limiting the foregoing, Shares that the Depositary believes have been withdrawn from a restricted depositary receipt facility established or maintained by a depositary bank (including any such other facility maintained by the Depositary) may be accepted for deposit hereunder only if those Shares are not “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, and the Depositary may, as a condition of accepting those Shares for deposit hereunder, require the person depositing those Shares to provide the Depositary with a certificate to the foregoing effect.

Notwithstanding anything to the contrary in this Deposit Agreement, the surrender of outstanding Receipts and withdrawal of Deposited Securities may not be suspended, subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Shares in connection with voting at a shareholders’ meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities. Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under this Deposit Agreement any Shares which would be required to be registered under the provisions of the Securities Act of 1933 for public offer and sale in the United States unless a registration statement is in effect as to such Shares for such offer and sale.

The Depositary will comply with written instructions of the Company that the Depositary shall not accept for deposit hereunder any Shares identified in such instructions at such times and under such circumstances as may reasonably be specified in such instructions in order to facilitate the Company’s compliance with the securities laws in the United States.

SECTION 2.07                      Lost Receipts, etc.

In case any Receipt shall be mutilated, destroyed, lost or stolen, the Depositary shall execute and deliver a new Receipt of like tenor in exchange and substitution for such mutilated Receipt upon cancellation thereof, or in lieu of and in substitution for such destroyed, lost or stolen Receipt. Before the Depositary shall execute and deliver a new Receipt in substitution for a destroyed, lost or stolen Receipt, the Owner thereof shall have (a) filed with the Depositary (i) a request for such execution and delivery before the Depositary has notice that the Receipt has been acquired by a bona fide purchaser and (ii) a sufficient indemnity bond and (b) satisfied any other reasonable requirements imposed by the Depositary.

SECTION 2.08                      Cancellation and Destruction of Surrendered Receipts.

All Receipts surrendered to the Depositary shall be canceled by the Depositary. The Depositary is authorized to destroy Receipts so canceled, subject to Section 2.10.

SECTION 2.09                      Pre-Release of Receipts.

Notwithstanding Section 2.03 hereof, the Depositary may execute and deliver Receipts prior to the receipt of Shares pursuant to Section 2.02 (a “Pre-Release”). The Depositary may, pursuant to Section 2.05, deliver Shares upon the receipt and cancellation of Receipts which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such Receipt has been Pre-Released. The Depositary may receive Receipts in lieu of Shares in satisfaction of a Pre-Release. Each Pre-Release will be (a) preceded or accompanied by a written representation and agreement from the person to whom Receipts or Shares are to be delivered, that such person, or its customer, , (i) owns the Shares or Receipts to be remitted, as the case may be, (ii) assigns all beneficial right, title and interest in such Shares or Receipts, as the case may be, to the Depositary in its capacity as such and for the benefit of the Owners and (iii) will not take any action with respect to such Shares or Receipts, as the case may be, that is inconsistent with the transfer of beneficial ownership (including, without the consent of the Depositary, disposing of such Shares or Receipts, as the case may be, other than in satisfaction of such Pre-Release), (b) at all times fully collateralized with cash or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) business days’ notice and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The number of Shares represented by American Depositary Shares which are outstanding at any time as a result of Pre-Releases will not normally exceed thirty percent (30%) of the Shares deposited hereunder; provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate.

The Depositary may retain for its own account any compensation received by it in connection with the foregoing.

SECTION 2.10                      Maintenance of Records.

The Depositary agrees to maintain or cause its agents to maintain records of all Receipts surrendered and Deposited Securities withdrawn under Section 2.05, substitute Receipts delivered under Section 2.07, and of cancelled or destroyed Receipts under Section 2.08, in keeping with procedures ordinarily followed by stock transfer agents located in The City of New York or as required by the laws or regulations governing the Depositary.

SECTION 2.11                      Uncertificated American Depositary Shares; DTC Direct Registration System.

Notwithstanding anything to the contrary in this Deposit Agreement:

(a)       American Depositary Shares may be certificated securities evidenced by Receipts or uncertificated securities. The form of Receipt annexed as Exhibit A to this Deposit Agreement summarizes the terms and conditions of, and will be the prospectus required under the Securities Act of 1933 for, both certificated and uncertificated American Depositary Shares. Except for those provisions of this Deposit Agreement that by their nature do not apply to uncertificated American Depositary Shares, all the provisions of this Deposit Agreement shall apply, mutatis mutandis, to both certificated and uncertificated American Depositary Shares.

(b) (i) The term “deliver”, or its noun form, when used with respect to Receipts, shall mean (A) book-entry transfer of American Depositary Shares to an account at The Depository Trust Company, or its successor (“DTC”), designated by the person entitled to such delivery, evidencing American Depositary Shares registered in the name requested by that person, (B) registration of American Depositary Shares not evidenced by a Receipt on the books of the Depositary in the name requested by the person entitled to such delivery and mailing to that person of a statement confirming that registration or (C) if requested by the person entitled to such delivery, delivery at the Corporate Trust Office of the Depositary to the person entitled to such delivery of one or more Receipts.

(ii) The term “surrender”, when used with respect to Receipts, shall mean (A) one or more book-entry transfers of American Depositary Shares to the DTC account of the Depositary, (B) delivery to the Depositary at its Corporate Trust Office of an instruction to surrender American Depositary Shares not evidenced by a Receipt or (C) surrender to the Depositary at its Corporate Trust Office of one or more Receipts evidencing American Depositary Shares.

(c)       American Depositary Shares not evidenced by Receipts shall be transferable as uncertificated registered securities under the laws of New York.

(d)       The Depositary shall have a duty to register a transfer, in the case of uncertificated American Depositary Shares, upon receipt from the Owner of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in subsection (f) below). The Depositary, upon surrender of a Receipt for the purpose of exchanging it for uncertificated American Depositary Shares, shall cancel that Receipt and send the Owner a statement confirming that the Owner is the owner of the same number of uncertificated American Depositary Shares that the surrendered Receipt evidenced. The Depositary, upon receipt of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in subsection (f) below) from the Owner of uncertificated American Depositary Shares for the purpose of exchanging them for certificated American Depositary Shares, shall execute and deliver to the Owner a Receipt evidencing the same number of certificated American Depositary Shares.

(e)       Upon satisfaction of the conditions for replacement of a Receipt that is mutilated, lost, destroyed or stolen, the Depositary shall deliver to the Owner the American Depositary Shares evidenced by that Receipt in uncertificated form unless otherwise requested by the Owner.

(f)       (i) The parties acknowledge that the Direct Registration System (“DRS”) and Profile Modification System (“Profile”) shall apply to uncertificated American Depositary Shares upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC pursuant to which the Depositary may register the ownership of uncertificated American Depositary Shares, which ownership shall be evidenced by periodic statements issued by the Depositary to the Owners entitled thereto. Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of an Owner of American Depositary Shares, to direct the Depositary to register a transfer of those American Depositary Shares to DTC or its nominee and to deliver those American Depositary Shares to the DTC account of that DTC participant without receipt by the Depositary of prior authorization from the Owner to register such transfer.

(ii) In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties understand that the Depositary will not verify, determine or otherwise ascertain that the DTC participant which is claiming to be acting on behalf of an Owner in requesting a registration of transfer and delivery as described in subsection (i) has the actual authority to act on behalf of the Owner (notwithstanding any requirements under the Uniform Commercial Code). For the avoidance of doubt, the provisions of Sections 5.03 and 5.08 shall apply to the matters arising from the use of the DRS. The parties agree that the Depositary’s reliance on and compliance with instructions received by the Depositary through the DRS/Profile System and in accordance with this Deposit Agreement shall not constitute negligence or bad faith on the part of the Depositary.

ARTICLE 3.   CERTAIN OBLIGATIONS OF OWNERS AND BENEFICIAL OWNERS OF RECEIPTS

SECTION 3.01                      Filing Proofs, Certificates and Other Information.

Any person presenting Shares for deposit or any Owner or Beneficial Owner of a Receipt may be required from time to time to file with the Depositary or the Custodian such proof of citizenship or residence, exchange control approval, compliance with all applicable laws, regulations and provisions of or governing the Deposited Securities, or such information relating to the registration on the books of the Company or the Foreign Registrar, if applicable, to execute such certificates and to make such representations and warranties, as the Depositary may deem necessary or proper or as the Company may require by written request to the Depositary. The Depositary may withhold the delivery or registration of transfer of any Receipt or the distribution of any dividend or sale or distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties made. Upon reasonable written request of the Company, the Depositary shall provide to the Company copies of all such certificates and such written representations and warranties that it receives pursuant to this Section 3.01, to the extent permitted by applicable law and regulations.

SECTION 3.02                      Liability of Owner or Beneficial Owner for Taxes.

If any tax or other governmental charge shall become payable by the Custodian or the Depositary with respect to any Receipt or any Deposited Securities represented by any Receipt, such tax or other governmental charge shall be payable by the Owner or Beneficial Owner of such Receipt to the Depositary. The Depositary may refuse to effect any transfer of such Receipt, any combination or split-up of such Receipt or any withdrawal of Deposited Securities represented by American Depositary Shares evidenced by such Receipt until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Owner or Beneficial Owner thereof any part or all of the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge and the Owner or Beneficial Owner of such Receipt shall remain liable for any deficiency.

SECTION 3.03                      Warranties on Deposit of Shares.

Every person depositing Shares under this Deposit Agreement shall be deemed thereby to represent and warrant that such Shares and each certificate therefor, if applicable, are validly issued, fully paid, nonassessable and free of any preemptive rights of the holders of outstanding Shares and that the person making such deposit is duly authorized so to do. Every such person shall also be deemed to represent that the deposit of such Shares and the sale of American Depositary Shares representing such Shares by that person are not restricted under the Securities Act of 1933. Such representations and warranties shall survive the deposit of Shares and delivery of American Depositary Shares.

SECTION 3.04          Disclosure of Interests.

Notwithstanding any other provision of this Deposit Agreement, each Owner agrees to comply with requests from the Company pursuant to Brazilian law, the rules and requirements of the CVM and the São Paulo Stock Exchange, and any other stock exchange on which the Shares are, or may be, registered, traded or listed or the Estatuto Social of the Company, which requests are made to provide information, inter alia, as to the capacity in which such Owner owns American Depositary Shares (and Shares as the case may be) and regarding the identity of any other person interested in such American Depositary Shares and the nature of such interest and various other matters, whether or not they are Owners at the time of such requests. The Depositary agrees to use commercially reasonable efforts to comply with the written instructions of the Company to forward such requests from the Company to the Owners and to forward to the Company any such responses to such requests received by the Depositary. Except for the forwarding of any such requests and responses as provided in the previous sentence, the Depositary shall not be have any duty to obtain or provide any information sought by the Company under this Section 3.04.

SECTION 3.05          Delivery of Information to the CVM.

Each of the Depositary and the Company hereby confirms to the other that for as long as the Deposit Agreement is in effect, it shall furnish the CVM and the Central Bank, at any time and within the period that may be determined, with any requested or required information and documents related to the American Depositary Receipt program and the Receipts issued hereunder. In the event that the Depositary or the Custodian shall be advised in writing by reputable independent Brazilian counsel that the Depositary or Custodian reasonably could be subject to criminal, or material, as reasonably determined by the Depositary, civil, liabilities as a result of the Company having failed to provide such information or documents reasonably available only through the Company, the Depositary shall have the right to terminate this Deposit Agreement, upon at least 15 days’ prior notice to the Owners and the Company, and the Depositary shall not be subject to any liability hereunder on account of such termination or such determination. The effect of any such termination of this Deposit Agreement shall be as provided in Section 6.02.

ARTICLE 4.   THE DEPOSITED SECURITIES

SECTION 4.01                      Cash Distributions.

Whenever the Depositary or on its behalf, its agents, shall receive any cash dividend or other cash distribution on any Deposited Securities, the Depositary shall, or shall cause its agent to, subject to the provisions of Section 4.05, as promptly as practicable, subject to the provisions of Section 4.05, convert such dividend or distribution into Dollars and shall transfer such Dollars to the United States and shall as promptly as practicable distribute the amount thus received (net of the fees and expenses of the Depositary as provided in Section 5.09) to the Owners entitled thereto as of the record date fixed pursuant to Section 4.06, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively; provided, however, that in the event that the Company, the Custodian or the Depositary shall be required to withhold and does withhold from such cash dividend or such other cash distribution an amount on account of taxes or other governmental charges, the amount distributed to the Owner of the Receipts evidencing American Depositary Shares representing such Deposited Securities shall be reduced accordingly. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Owner a fraction of one cent. Any such fractional amounts shall be rounded to the nearest whole cent and so distributed to Owners entitled thereto. The Company or its agent will remit to the appropriate governmental agency in the Brazil all amounts withheld and owing to such agency. The Depositary will forward to the Company or its agent such information from its records as the Company may reasonably request to enable the Company or its agent to file necessary reports with governmental agencies.

SECTION 4.02                      Distributions Other Than Cash, Shares or Rights.

Subject to the provisions of Sections 4.11 and 5.09, whenever the Depositary or, on its behalf, its agent, shall receive any distribution other than a distribution described in Section 4.01, 4.03 or 4.04, the Depositary shall, as promptly as practicable, cause the securities or property received by it to be distributed to the Owners entitled thereto, after deduction or upon payment of any fees and expenses of the Depositary or any taxes or other governmental charges, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the reasonable opinion of the Depositary such distribution cannot be made proportionately among the Owners entitled thereto, or if for any other reason (including, but not limited to, any requirement that the Company or the Depositary withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the Securities Act or other applicable law in order to be distributed to Owners or Beneficial Owners) the Depositary deems such distribution not to be feasible, the Depositary may, after consultation with the Company to the extent practicable, adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees and expenses of the Depositary as provided in Section 5.09) shall be distributed by the Depositary to the Owners entitled thereto, all in the manner and subject to the conditions described in Section 4.01; provided, however, that no distributions to Owners pursuant to this Section 4.02 shall be unreasonably delayed by any action of the Depositary, any of its agents, or the Company. To the extent such securities or property or the net proceeds thereof are not distributed to Owners as provided in this Section 4.02, the same shall constitute Deposited Securities and each American Depositary Share shall thereafter also represent its proportionate interest in such securities, property or net proceeds. The Depositary may withhold any distribution of securities under this Section 4.02 if it has not received reasonably satisfactory assurances from the Company that the distribution does not require registration under the Securities Act. The Depositary may sell, by public or private sale, an amount of securities or other property it would otherwise distribute under this Section 4.02 that is sufficient to pay its fees and expenses in respect of that distribution.

SECTION 4.03                      Distributions in Shares.

If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may, and shall if the Company so requests in writing, distribute as promptly as practicable to the Owners of outstanding Receipts entitled thereto as of the record date fixed pursuant to Section 4.06, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, additional Receipts evidencing an aggregate number of American Depositary Shares representing the amount of Shares received as such dividend or free distribution, subject to the terms and conditions of the Deposit Agreement with respect to the deposit of Shares and the issuance of American Depositary Shares evidenced by Receipts, including the withholding of any tax or other governmental charge as provided in Section 4.11 and the payment of the fees and expenses of the Depositary as provided in Section 5.09 (and the Depositary may sell, by public or private sale, an amount of the Shares received that is sufficient to pay its fees and expenses in respect of that distribution). The Depositary may withhold any such delivery of American Depositary Shares if it has not received satisfactory assurances from the Company that such distribution does not require registration under the Securities Act of 1933. In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary shall use reasonable efforts to sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions described in Section 4.01; provided, however, that no distribution to Owners pursuant to this Section 4.03 shall be unreasonably delayed by any action of the Depositary or any of its agents. If additional Receipts are not so distributed, each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby.

SECTION 4.04                      Rights.

In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary, after consultation with the Company, shall determine the procedure to be followed in making such rights available to any Owners or in disposing of such rights on behalf of any Owners and making the net proceeds available to such Owners or, if by the terms of such rights offering or for any other reason, it would be unlawful for the Depositary either to make such rights available to any Owners or dispose of such rights and make the net proceeds available to such Owners, then the Depositary shall allow the rights to lapse. If at the time of the offering of any rights the Depositary determines after consultation with the Company that it is lawful and feasible to make such rights available to all or certain Owners but not to other Owners, the Depositary shall distribute to any Owner to whom it determines the distribution to be lawful and feasible, in proportion to the number of American Depositary Shares held by such Owner, warrants or other instruments therefor in such form as it deems appropriate, but only pursuant to a separate agreement to be entered into between the Company and the Depositary specifying the procedures and conditions that will apply to that particular distribution.

In circumstances in which rights would otherwise not be distributed, if an Owner of Receipts requests the distribution of warrants or other instruments in order to exercise the rights allocable to the American Depositary Shares of such Owner hereunder, the Depositary will as promptly as practicable make such rights available to such Owner upon written notice from the Company to the Depositary that (a) the Company has elected in its sole discretion to permit such rights to be exercised and (b) such Owner has executed such documents as the Company has determined in its sole discretion are reasonably required under applicable law.

If the Depositary has distributed warrants or other instruments for rights to all or certain Owners, then upon (i) instruction from such an Owner pursuant to such warrants or other instruments to the Depositary from such Owner to exercise such rights, (ii) payment by such Owner to the Depositary for the account of such Owner of an amount equal to the purchase price of the Shares to be received upon the exercise of the rights and (iii) payment of the fees and expenses of the Depositary and any other charges as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Owner, exercise the rights and purchase the Shares, and the Company shall cause the Shares so purchased to be delivered to the Depositary on behalf of such Owner. As agent for such Owner, the Depositary will cause the Shares so purchased to be deposited pursuant to Section 2.02 of this Deposit Agreement, and shall, pursuant to Section 2.03 of this Deposit Agreement, execute and deliver Receipts to such Owner.

If the Depositary determines, after consultation with the Company, that it is not lawful and feasible to make such rights available to all or certain Owners, it may sell the rights, warrants or other instruments in proportion to the number of American Depositary Shares held by the Owners to whom it has determined it may not lawfully or feasibly make such rights available, and allocate the net proceeds of such sales (net of the fees and expenses of the Depositary as provided in Section 5.09 and all taxes and governmental charges payable in connection with such rights and subject to the terms and conditions of this Deposit Agreement) for the account of such Owners otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Owners because of exchange restrictions or the date of delivery of any Receipt or otherwise. Such proceeds shall be distributed as promptly as practicable in accordance with Section 4.01.

The Depositary will not offer rights to Owners unless both the rights and the securities to which such rights relate are either exempt from registration under the Securities Act with respect to a distribution to all Owners or are registered under the provisions of such Act; provided, that nothing in this Deposit Agreement shall create or shall be construed as creating any obligation on the part of the Company to file a registration statement with respect to such rights or underlying securities or to endeavor to have such a registration statement declared effective. If an Owner of Receipts requests the distribution of warrants or other instruments, notwithstanding that there has been no such registration under the Securities Act, the Depositary shall not effect such distribution unless it has received an opinion from recognized counsel in the United States for the Company upon which the Depositary may rely that such distribution to such Owner is exempt from such registration.

The Depositary and the Company shall not be responsible for any failure by the Depositary to determine that it may be lawful or feasible to make such rights available to Owners in general or any Owner in particular.

SECTION 4.05                      Conversion of Foreign Currency.

Whenever the Depositary or the Custodian shall receive foreign currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can, pursuant to applicable law, be converted on a reasonable basis into Dollars and the resulting Dollars transferred to the United States, the Depositary or the Custodian shall, as promptly as practicable, convert or cause to be converted, by sale or in any other manner that it may determine pursuant to applicable law, such foreign currency into Dollars and as promptly as practicable shall distribute those Dollars to the Owners entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such Dollars, then as promptly as practicable to the holders of such warrants or instruments upon surrender thereof for cancellation, in each case pursuant to Section 4.01. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Owners on account of exchange restrictions, the date of delivery of any Receipt or otherwise and shall be net of any expenses of conversion into Dollars incurred by the Depositary as provided in Section 5.09.

If such conversion, transfer or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary or the Custodian shall file as promptly as practicable such application for approval or license, if any, as it may deem desirable.

If at any time the Depositary or the Custodian shall determine that in its judgment any foreign currency received by the Depositary or the Custodian is not convertible on a reasonable basis into Dollars transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary to, or in its discretion may hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled to receive the same.

If any such conversion of foreign currency, in whole or in part, cannot be effected for distribution to some of the Owners entitled thereto, the Depositary may in its discretion make such conversion and distribution in Dollars to the extent permissible to the Owners entitled thereto and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled thereto.

The Depositary may convert currency itself or through any of its affiliates and, in those cases, acts as principal for its own account and not as agent, advisor, broker or fiduciary on behalf of any other person and earns revenue, including, without limitation, transaction spreads, that it will retain for its own account.  The revenue is based on, among other things, the difference between the exchange rate assigned to the currency conversion made under this Deposit Agreement and the rate that the Depositary or its affiliate receives when buying or selling foreign currency for its own account.  The Depositary makes no representation that the exchange rate used or obtained in any currency conversion under this Deposit Agreement will be the most favorable rate that could be obtained at the time or that the method by which that rate will be determined will be the most favorable to Owners, subject to the Depositary’s obligations under Section 5.03. The methodology used to determine exchange rates used in currency conversions is available upon request.

SECTION 4.06                      Fixing of Record Date.

Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each American Depositary Share, the Depositary shall fix a record date, which date shall be the same date as the record date fixed by the Company, if any, or as close thereto as practicable (a) for the determination of the Owners who shall be (i) entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof or (ii) entitled to give instructions for the exercise of voting rights at any such meeting or (iii) who shall be responsible for any fee or charges assessed by the Depositary pursuant to this Deposit Agreement, (b) on or after which each American Depositary Share will represent the changed number of Shares, or (c) for any other reason. Subject to the provisions of Sections 4.01 through 4.05 and to the other terms and conditions of this Deposit Agreement, the Owners on such record date shall be entitled, as the case may be, to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof in proportion to the number of American Depositary Shares held by them respectively, to give voting instructions or to act in respect of any other such matter.

SECTION 4.07                      Voting of Deposited Securities.

Upon receipt from the Company of notice of any meeting or solicitation of proxies or consents of holders of Shares or other Deposited Securities, the Depositary shall, if requested in writing by the Company, as soon as practicable thereafter, mail to the Owners a notice, the form of which notice shall be in the sole discretion of the Depositary, which shall contain (a) such information as is contained in such notice of meeting received by the Depositary from the Company (or, if requested by the Company, a summary in English of such information provided by the Company), (b) a statement that the Owners as of the close of business on a specified record date will be entitled, subject to any applicable provision of Brazilian law and of the Estatuto Social, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Shares or other Deposited Securities represented by their respective American Depositary Shares and (c) a statement as to the manner in which such instructions may be given. Upon the written request of an Owner of a Receipt on such record date, received on or before the date established by the Depositary for such purpose (the “Instruction Date”), the Depositary shall endeavor, in so far as practicable and permitted under Brazilian law and the Estatuto Social, to vote or cause to be voted the amount of Shares or other Deposited Securities represented by the American Depositary Shares evidenced by such Receipt in accordance with the instructions set forth in such request. The Depositary shall not vote or attempt to exercise the right to vote that attaches to such Shares or other Deposited Securities other than in accordance with such instructions.

There can be no assurance that Owners generally or any Owner in particular will receive the notice described in the preceding paragraph sufficiently prior to the Instruction Date to ensure that the Depositary will vote the Shares or Deposited Securities in accordance with the provisions set forth in the preceding paragraph.

SECTION 4.08                      Changes Affecting Deposited Securities.

In circumstances where the provisions of Section 4.03 do not apply, upon any change in nominal value, change in par value, split-up, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or a Custodian in exchange for or in conversion of or in respect of Deposited Securities, shall be treated as new Deposited Securities under this Deposit Agreement, and American Depositary Shares shall thenceforth represent, in addition to the existing Deposited Securities, the right to receive the new Deposited Securities so received in exchange or conversion, unless additional Receipts are delivered pursuant to the following sentence. In any such case the Depositary may, with the approval of the Company to the extent practicable, and shall, if the Company so requests in writing, execute and deliver additional Receipts as in the case of a dividend in Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.

SECTION 4.09                      Reports.

The Depositary shall make available for inspection by Owners at its Corporate Trust Office any notices, reports and other communications, including any proxy soliciting material, received from the Company which are both (a) received by the Depositary as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company. The Depositary shall also send to the Owners copies of such communications when furnished by the Company pursuant to Section 5.06. Any such notices, reports and communications, including any such proxy soliciting material, furnished to the Depositary by the Company shall be furnished in English, to the extent such materials are required to be translated into English pursuant to any regulations of the Commission.

SECTION 4.10                      Lists of Owners.

Promptly upon request by the Company, the Depositary shall, at the expense of the Company, furnish to it a list, as of a recent date, of the names, addresses and holdings of American Depositary Shares by all persons in whose names Receipts are registered on the books of the Depositary.

SECTION 4.11                      Withholding.

In the event that the Depositary reasonably determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charge which the Depositary is obligated to withhold, the Depositary may by public or private sale dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary reasonably deems necessary and practicable to pay such taxes or charges and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to the Owners entitled thereto in proportion to the number of American Depositary Shares held by them respectively.

The Depositary will forward to the Company or its agent such information from its records as the Company may reasonably request to enable the Company or its agent to file necessary reports with governmental agencies. The Owners shall indemnify the Depositary, the Company, the Custodian and any of their respective directors, employees, agents and affiliates against, and hold each of them harmless from, any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained.

Services for Owners and Beneficial Owners that may permit them to obtain reduced rates of tax withholding at source or reclaim excess tax withheld, and the fees and costs associated with using services of that kind, are not provided under, and are outside the scope of, this Deposit Agreement.

ARTICLE 5.   THE DEPOSITARY, THE CUSTODIANS AND THE COMPANY

SECTION 5.01                      Maintenance of Office and Transfer Books by the Depositary.

Until termination of this Deposit Agreement in accordance with its terms, the Depositary shall maintain in the Borough of Manhattan, The City of New York, facilities for the execution and delivery, registration, registration of transfers and surrender of Receipts in accordance with the provisions of this Deposit Agreement.

The Depositary shall keep books, at its Corporate Trust Office, for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Owners, provided that such inspection shall not be for the purpose of communicating with Owners in the interest of a business or object other than the business of the Company including, without limitation, a matter related to this Deposit Agreement or the Receipts.

The Depositary may close the transfer books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder or at the reasonable request of the Company. The Depositary shall notify the Company of any closure under the preceding sentence that is outside the ordinary course of business.

The Company shall have the right, at all reasonable times, to inspect the transfer and registration records of the Depositary relating to the Receipts, to make copies thereof and to request the Depositary and Registrar in writing to supply copies of such portions of such records as the Company may reasonably request.

If any Receipts or the American Depositary Shares evidenced thereby are listed on one or more stock exchanges in the United States, the Depositary shall act as Registrar or appoint a Registrar or one or more co-registrars for registry of such Receipts in accordance with any requirements of such exchange or exchanges. The Depositary shall notify the Company as promptly as practicable if it appoints a Registrar or co-registrar for the Receipts.

SECTION 5.02                      Prevention or Delay in Performance by the Depositary or the Company.

Neither the Depositary nor the Company nor any of their respective directors, employees, agents or affiliates shall incur any liability to any Owner or Beneficial Owner:

(i) if by reason of (A) any provision of any present or future law or regulation or other act of the government of the United States, any State of the United States or any other state or jurisdiction, or of any governmental or regulatory authority or stock exchange; (B) (in the case of the Depositary only) by reason of any provision, present or future, of the articles of association or similar document of the Company, or by reason of any provision of any securities issued or distributed by the Company, or any offering or distribution thereof; or (C) by reason of any event or circumstance, whether natural or caused by a person or persons, that is beyond the ability of the Depositary or the Company, as the case may be, to prevent or counteract by reasonable care or effort (including, but not limited to earthquakes, floods, severe storms, fires, explosions, war, terrorism, civil unrest, labor disputes or criminal acts; interruptions or malfunctions of utility services, Internet or other communications lines or systems; unauthorized access to or attacks on computer systems or websites; or other failures or malfunctions of computer hardware or software or other systems or equipment), the Depositary or the Company is, directly or indirectly, prevented from, forbidden to or delayed in, or could be subject to any civil or criminal penalty on account of doing or performing and therefore does not do or perform, any act or thing that, by the terms of this Deposit Agreement or the Deposited Securities, it is provided shall be done or performed;

(ii) by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement (including any determination by the Depositary to take, or not take, any action that this Deposit Agreement provides the Depositary may take);

(iii) for the inability of any Owner or Beneficial Owner to benefit from any distribution, offering, right or other benefit that is made available to holders of Deposited Securities but is not, under the terms of this Deposit Agreement, made available to Owners or Beneficial Owners; or

(iv) for any special, consequential or punitive damages for any breach of the terms of this Deposit Agreement.

Where, by the terms of a distribution pursuant to Section 4.01, 4.02, or 4.03, or an offering or distribution pursuant to Section 4.04, or for any other reason, such distribution or offering may not be made available to some or all of the Owners, and the Depositary may not dispose of such distribution or offering on behalf of such Owners and make the net proceeds available to such Owners, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse.

SECTION 5.03                      Obligations of the Depositary, the Custodian and the Company.

The Company and each of its directors, employees, agents or affiliates assumes no obligation nor shall be subject to any liability under this Deposit Agreement to Owners or Beneficial Owners, except that the Company agrees to perform its obligations specifically set forth in this Deposit Agreement without negligence or bad faith.

The Depositary and each of its directors, employees, agents or affiliates assumes no obligation nor shall be subject to any liability under this Deposit Agreement to any Owner or Beneficial Owner (including, without limitation, liability with respect to the validity or worth of the Deposited Securities), except that the Depositary agrees to perform its obligations specifically set forth in this Deposit Agreement without negligence or bad faith.

Neither the Depositary nor the Company nor their respective controlling persons, officers, directors, employees or agents shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts on behalf of any Owner, Beneficial Owner or other person, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary.

Neither the Depositary nor the Company nor their respective controlling persons, officers, directors, employees or agents shall be liable for any action or nonaction by it or them in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Owner or Beneficial Owner or any other person believed by it or them in good faith to be competent to give such advice or information. Each of the Depositary, its controlling persons, officers, directors, employees and agents and the Company, its controlling persons and its agents may rely and shall be protected in acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary.

The Depositary shall not be liable for the acts or omissions of any securities depository, clearing agency or settlement system in connection with or arising out of book-entry settlement of Deposited Securities or otherwise.

The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or nonaction is in good faith.

No disclaimer of liability under the Securities Act is intended by any provision of this Deposit Agreement.

SECTION 5.04                      Resignation and Removal of the Depositary.

The Depositary may at any time resign as Depositary by written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

The Depositary may at any time be removed by the Company by 90 days’ prior written notice of such removal, which shall become effective upon the later of (i) the 90th day after delivery of the notice to the Depositary or (ii) the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use its commercially reasonable efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York. Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor; but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Company shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Deposited Securities to such successor, and shall deliver to such successor a list of the Owners of all outstanding Receipts. Such predecessor shall cooperate in good faith with the Company to permit such successor to perform its obligations hereunder as soon as possible following such successor’s appointment hereunder. Any such successor depositary shall promptly mail notice of its appointment to the Owners.

Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

SECTION 5.05                      The Custodian.

The Depositary shall, from time to time, appoint an agent, as permitted by Brazilian law and any other applicable law or regulation, to act for it as Custodian hereunder. The Custodian or its successor shall be subject at all times and in all respects to the directions of the Depositary and shall be responsible solely to it. The Custodian may resign and be discharged from its duties hereunder by written notice of such resignation delivered to the Depositary at least 30 days prior to the date on which such resignation is to become effective. If upon such resignation there shall be no Custodian acting hereunder, the Depositary shall, promptly after receiving such notice, appoint a substitute custodian, which shall thereafter be the Custodian hereunder. The Depositary may discharge the Custodian any time upon notice to the Custodian being discharged. Whenever the Depositary in its discretion determines that it is in the best interest of the Owners to do so, it may appoint a substitute custodian, which shall thereafter be the Custodian hereunder. Upon demand of the Depositary, the Custodian shall deliver such of the Deposited Securities or evidence of ownership and title of the Deposited Securities held by it as are requested of it to the substitute custodian. The substitute custodian shall deliver to the Depositary, forthwith upon its appointment, an acceptance of such appointment satisfactory in form and substance to the Depositary. The Depositary agrees with the Company that at no time shall there be more than one Custodian acting in connection with this Deposit Agreement. The Depositary shall give notice as promptly as practicable in writing to the Company of the name, location and the appointment of any Custodian not named in the Receipts.

Upon the appointment of any successor depositary hereunder, the Custodian then acting hereunder shall forthwith become, without any further act or writing, the agent hereunder of such successor depositary and the appointment of such successor depositary shall in no way impair the authority of the Custodian hereunder; but the successor depositary so appointed shall, nevertheless, on the written request of the Custodian, execute and deliver to the Custodian all such instruments as may be proper to give to the Custodian full and complete power and authority as agent hereunder of such successor depositary.

SECTION 5.06                      Notices and Reports.

If the Company takes or decides to take any corporate action of a kind that is addressed in Sections 4.01 to 4.04, or 4.06 to 4.08, or that effects or will effect a change of the name or legal structure of the Company, or that effects or will effect a change to the Shares, the Company shall notify the Depositary and the Custodian of that action or decision as soon as it is lawful and practical to give that notice. The notice shall be in English and shall include all details that the Company is required to include in any notice to any governmental or regulatory authority or securities exchange or is required to make available generally to holders of Shares by publication or otherwise.

The Company will arrange for the translation into English, if not already in English, to the extent required pursuant to any regulations of the Commission applicable to the Company, and the prompt transmittal to the Depositary and the Custodian of such notices and any other reports and communications which are made generally available by the Company to holders of its Shares. If requested in writing by the Company, the Depositary will arrange for the mailing as promptly as practicable, at the Company’s expense (unless otherwise agreed in writing by the Company and the Depositary), of copies of such notices, reports and communications, or, if requested in writing by the Company, a summary thereof prepared by the Company, to all Owners or make such notices, reports and communications available to all Owners on a basis similar to that for the holders of Shares or other Deposited Securities, or on such basis as may be required by applicable law, regulation or stock exchange requirement. The Company will timely provide the Depositary with the quantity of such notices, reports, and communications, as requested by the Depositary from time to time, in order for the Depositary to effect such mailings.

The Company has delivered to the Depositary and the Custodian a copy (in English or with an English translation) of the Estatuto Social. Promptly upon any change in such provisions, the Company shall deliver promptly to the Depositary and the Custodian a copy (in English or with an English translation) of such provisions as so changed; provided that any English version of the Estatuto Social posted on the Company’s website shall be considered so delivered. The Depositary and its agents may rely on the copy of such provisions as so delivered for all purposes of this Deposit Agreement.

SECTION 5.07                      Distribution of Additional Shares, Rights, etc.

If the Company or any affiliate of the Company determines to make any issuance or distribution of (1) additional Shares, (2) rights to subscribe for Shares, (3) securities convertible into Shares, or (4) rights to subscribe for such securities (each a “Distribution”), the Company shall notify the Depositary as promptly as practicable and in any event before the Distribution starts and, if requested in writing by the Depositary, the Company shall as promptly as practicable furnish to the Depositary a written opinion from U.S. counsel for the Company that is reasonably satisfactory to the Depositary, stating whether or not the Distribution requires, or, if made in the United States, would require, registration under the Securities Act. If, in the opinion of that counsel, the Distribution requires, or, if made in the United States, would require, registration under the Securities Act, that counsel shall furnish to the Depositary a written opinion as to whether or not there is a registration statement under the Securities Act in effect that will cover that Distribution. However, the Company is not obligated to file any registration statement.

The Company agrees with the Depositary that, except with respect to the initial deposit and any deposit permitted under Section 4.03, 4.04 or 4.08 of this Deposit Agreement, or as the Company and the Depositary may otherwise agree in connection with a distribution of American Depositary Shares, neither the Company nor any person or other entity controlled by the Company will, nor should any person or other entity controlling or under common control with the Company, controlling or under common control with the Company, at any time deposit any Shares, either originally issued or previously issued and reacquired by the Company or any such affiliate, unless a Registration Statement is in effect as to such Shares under the Securities Act or, the Depositary has received an opinion of U.S. counsel from the Company to the effect that the deposit of those Shares and the requested delivery of American Depositary Shares representing those Shares does not require registration of those Shares or American Depositary Shares under the Securities Act.

SECTION 5.08                      Indemnification.

The Company agrees to indemnify the Depositary, its directors, officers, employees, agents and affiliates and any Custodian against, and hold each of them harmless from, any liability or expense (including, but not limited to, any fees and expenses incurred in seeking, enforcing or collecting that indemnity and the reasonable fees and expenses of counsel) which may arise out of or in connection with acts performed or omitted, pursuant to the provisions of or in connection with this Deposit Agreement and of the Receipts, as the same may be amended, modified or supplemented from time to time, (i) by either the Depositary or a Custodian or their respective directors, employees, agents and affiliates, except for any liability or expense arising out of the negligence or bad faith of either of them, and except to the extent that such liability or expense arises out of information relating to the Depositary or the Custodian, as applicable, furnished in writing to the Company by the Depositary or the Custodian, as applicable, expressly for use in any registration statement, proxy statement, prospectus (or placement memorandum) relating to the Shares, or material omissions from such information, or (ii) by the Company or any of its directors, employees, agents and affiliates.

The indemnities contained in the preceding paragraph shall not extend to any liability or expense which arises solely and exclusively out of a Pre-Release (as defined in Section 2.09) of a Receipt or Receipts in accordance with Section 2.09 and which would not otherwise have arisen had such Receipt or Receipts not been the subject of a Pre-Release pursuant to Section 2.09; provided, however, that the indemnities provided in the preceding paragraph shall apply to any such liability or expense (i) to the extent that such liability or expense would have arisen had a Receipt or Receipts not be the subject of a Pre-Release, or (ii) which may arise out of any misstatement or alleged misstatement or omission or alleged omission in any registration statement, proxy statement, prospectus (or placement memorandum), or preliminary prospectus (or preliminary placement memorandum) relating to the offer or sale of American Depositary Shares, except to the extent any such liability or expense arises out of (i) information relating to the Depositary or any Custodian (other than the Company), as applicable, furnished in writing and not materially changed or altered by the Company expressly for use in any of the foregoing documents, or, (ii) if such information is provided, the failure to state a material fact necessary to make the information provided not misleading.

The Depositary agrees to indemnify the Company, its directors, officers, employees, agents and affiliates and hold them harmless from any liability or expense (including, but not limited to, reasonable fees and expenses of counsel) which may arise out of acts performed or omitted by the Depositary or its Custodian (other than the Company or an affiliate of the Company) or their respective directors, employees, agents and affiliates due to their negligence or bad faith.

If an action, proceeding (including, but not limited to, any governmental investigation), claim or dispute (collectively, a "Proceeding") in respect of which indemnity may be sought by either party is brought or asserted against the other party, the party seeking indemnification (the "Indemnitee") shall promptly (and in no event more than ten (10) days after receipt of notice of such Proceeding) notify the party obligated to provide such indemnification (the "Indemnitor") of such Proceeding. The failure of the Indemnitee to so notify the Indemnitor shall not impair the Indemnitee's ability to seek indemnification from the Indemnitor (but only for costs, expenses and liabilities incurred after such notice) unless such failure adversely affects the Indemnitor's ability to adequately oppose or defend such Proceeding. Upon receipt of such notice from the Indemnitee, the Indemnitor shall be entitled to participate in such Proceeding and, to the extent that it shall so desire and provided no conflict of interest exists as specified in subparagraph (b) below or there are no other defenses available to Indemnitee as specified in subparagraph (d) below, to assume the defense thereof with counsel reasonably satisfactory to the Indemnitee (in which case all attorney's fees and expenses shall be borne by the Indemnitor and the Indemnitor shall in good faith defend the Indemnitee). The Indemnitee shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be borne by the Indemnitee unless (a) the Indemnitor agrees in writing to pay such fees and expenses, (b) the Indemnitee shall have reasonably and in good faith concluded that there is a conflict of interest between the Indemnitor and the Indemnitee in the conduct of the defense of such action, (c) the Indemnitor fails, within ten (10) days prior to the date the first response or appearance is required to be made in such Proceeding, to assume the defense of such Proceeding with counsel reasonably satisfactory to the Indemnitee or (d) there are legal defenses available to Indemnitee that are different from or are in addition to those available to the Indemnitor. No compromise or settlement of such Proceeding may be effected by either party without the other party's consent unless (i) there is no finding or admission of any violation of law and no effect on any other claims that may be made against such other party and (ii) the sole relief provided is monetary damages that are paid in full by the party seeking the settlement. Neither party shall have any liability with respect to any compromise or settlement effected without its consent, which shall not be unreasonably withheld. The Indemnitor shall have no obligation to indemnify and hold harmless the Indemnitee from any loss, expense or liability incurred by the Indemnitee as a result of a default judgment entered against the Indemnitee unless such judgment was entered after the Indemnitor agreed, in writing, to assume the defense of such Proceeding.

The obligations set forth in this Section 5.08 shall survive the termination of this Deposit Agreement and the succession or substitution or any Indemnitee.

SECTION 5.09                      Charges of Depositary.

The Company agrees to pay the fees and reasonable out-of-pocket expenses of the Depositary and those of any Registrar only in accordance with agreements in writing entered into between the Depositary and the Company from time to time.

The following charges shall be incurred by any party depositing or withdrawing Shares or by any party surrendering American Depositary Shares or to whom American Depositary Shares are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the American Depositary Shares or Deposited Securities or a delivery of American Depositary Shares pursuant to Section 4.03), or by Owners, as applicable: (1) taxes and other governmental charges, (2) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the Share register of the Company or Foreign Registrar and applicable to transfers of Shares to or from the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals hereunder, (3) such cable (including SWIFT) and facsimile transmission expenses as are expressly provided in this Deposit Agreement, (4) such expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.05, (5) a fee of $5.00 or less per 100 American Depositary Shares (or portion thereof) for the delivery of American Depositary Shares pursuant to Section 2.03, 4.03 or 4.04 and the surrender of American Depositary Shares pursuant to Section 2.05 or 6.02, (6) a fee of $.05 or less per American Depositary Share (or portion thereof) for any cash distribution made pursuant to this Deposit Agreement, including, but not limited to Sections 4.01 through 4.04 hereof, (7) a fee for the distribution of securities pursuant to Section 4.02 or of rights pursuant to Section 4.04 (where the Depositary will not exercise or sell those rights on behalf of Owners), such fee being in an amount equal to the fee for the execution and delivery of American Depositary Shares referred to above which would have been charged as a result of the deposit of such securities (for purposes of this clause 7 treating all such securities as if they were Shares) but which securities are instead distributed by the Depositary to Owners, (8) in addition to any fee charged under clause 6, a fee of $.05 or less per American Depositary Share (or portion thereof) per annum for depositary services, which will be payable as provided in clause 9 below, and (9) any other charges payable by the Depositary, any of the Depositary's agents, including the Custodian, or the agents of the Depositary's agents in connection with the servicing of Shares or other Deposited Securities (which charge shall be assessed against Owners as of the date or dates set by the Depositary in accordance with Section 4.06 and shall be payable at the sole discretion of the Depositary by billing such Owners for such charge or by deducting such charge from one or more cash dividends or other cash distributions).

The Depositary may collect any of its fees by deduction from any cash distribution payable to Owners that are obligated to pay those fees.

The Depositary, subject to Section 2.09 hereof, may own and deal in any class of securities of the Company and its affiliates and in American Depositary Shares.

SECTION 5.10                      Retention of Depositary Documents.

The Depositary is authorized to destroy those documents, records, bills and other data compiled during the term of this Deposit Agreement at the times permitted by the laws or regulations governing the Depositary unless the Company reasonably requests in writing that such papers be retained for a longer period or turned over the Company or to a successor depositary.

SECTION 5.11                      Exclusivity.

Without prejudice to the Company’s rights under Section 5.04, the Company agrees not to appoint any other depositary for issuance of American or global depositary receipts so long as The Bank of New York is acting as Depositary hereunder.

SECTION 5.12                      List of Restricted Securities Owners.

The Company shall provide to the Depositary a list setting forth, to the actual knowledge of the Company, those persons or entities that beneficially own Restricted Securities as of the date hereof and the Company shall update that list as changes occur. The Company agrees to advise in writing each of the persons or entities so listed that such Restricted Securities, so long as they remain such, are ineligible for deposit hereunder. The Depositary may rely on the list provided under this Section 5.13, as most recently updated, but shall not be liable for any action or omission made in reliance thereon.

ARTICLE 6.   AMENDMENT AND TERMINATION

SECTION 6.01                      Amendment.

The form of the Receipts and any provisions of this Deposit Agreement may at any time and from time to time be amended by written agreement between the Company and the Depositary without the consent of Owners or Beneficial Owners in any respect which they may deem necessary or desirable. Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which shall otherwise prejudice any substantial existing right of Owners, shall not, however, become effective as to outstanding Receipts until the expiration of 30 days after notice of such amendment shall have been given to the Owners of outstanding Receipts. Every Owner and Beneficial Owner, at the time any amendment so becomes effective, shall be deemed, by continuing to hold such Receipt or any interest therein, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Owner of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.

SECTION 6.02                      Termination.

The Depositary shall, at any time at the direction of the Company, terminate this Deposit Agreement by mailing notice of termination to the Owners of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate this Deposit Agreement by mailing notice of termination to the Company and the Owners of all Receipts then outstanding if at least 60 days have passed since the Depositary delivered to the Company a written notice of its election to resign and a successor depositary has not been appointed and accepted its appointment as provided in Section 5.04. On and after the date of termination, the Owner of a Receipt will, upon (a) surrender of such Receipt at the Corporate Trust Office of the Depositary, (b) payment of the fee of the Depositary for the surrender of Receipts referred to in Section 2.05, and (c) payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt. If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts under this Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights and other property as provided in this Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of this Deposit Agreement, and any applicable taxes or governmental charges). At any time after the expiration of four months from the date of termination, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of Receipts which have not theretofore been surrendered, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds. After making such sale, the Depositary shall be discharged from all obligations under this Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of this Deposit Agreement, and any applicable taxes or governmental charges). Upon the termination of this Deposit Agreement, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary under Sections 5.08 and 5.09.

ARTICLE 7.   MISCELLANEOUS

SECTION 7.01                      Counterparts.

This Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts shall constitute one and the same instrument. Copies of this Deposit Agreement shall be filed with the Depositary and the Custodians and shall be open to inspection by any Owner or Beneficial Owner during business hours.

SECTION 7.02                      No Third Party Beneficiaries.

This Deposit Agreement is for the exclusive benefit of the parties hereto and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person.

SECTION 7.03                      Severability.

In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

SECTION 7.04                      Owners and Beneficial Owners as Parties; Binding Effect.

The Owners and Beneficial Owners from time to time shall be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts by acceptance of American Depositary Shares or any interest therein.

SECTION 7.05                      Notices.

Any and all notices to be given to the Company shall be deemed to have been duly given if personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to the Company at Rua Prof. José Vieira de Mendonça 3011, 5˚ andar, Bairro Engenho Nogueira, Belo Horizonte, MG, Brazil 31310-260, Attention: Superintendente de Relações com Investidores – Bruno Seno Fusaro Facsimile: 55-31-3499.9357, or any other place to which the Company may have transferred its principal office with notice to the Depositary.

Any and all notices to be given to the Depositary shall be deemed to have been duly given if in English and personally delivered or sent by mail or cable (including SWIFT) or facsimile transmission confirmed by letter, addressed to The Bank of New York Mellon, 101 Barclay Street, New York, New York 10286, Attention: American Depositary Receipt Administration, Facsimile: (212) 571-3050 or any other place to which the Depositary may have transferred its Corporate Trust Office with notice to the Company.

Any and all notices to be given to any Owner shall be deemed to have been duly given if personally delivered or sent by mail or facsimile transmission confirmed by letter, addressed to such Owner at the address of such Owner as it appears on the transfer books for Receipts of the Depositary, or, if such Owner shall have filed with the Depositary a written request that notices intended for such Owner be mailed to some other address, at the address designated in such request.

Delivery of a notice sent by mail or cable (including SWIFT) or facsimile transmission shall be deemed to be effective at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a cable, telex or facsimile transmission) is deposited, postage prepaid, in a post-office letter box. The Depositary or the Company may, however, act upon any cable (including SWIFT) or facsimile transmission received by it, notwithstanding that such cable or facsimile transmission shall not subsequently be confirmed by letter as aforesaid.

SECTION 7.06                      Submission to Jurisdiction; Appointment of Agent for Service of Process.

The Company hereby (i) irrevocably designates and appoints appoints Puglisi & Associates, 850 Library Avenue, Suite 204, Newark, Delaware 19711, as the Company’s authorized agent upon which process may be served in any suit or proceeding arising out of or relating to the Shares or Deposited Securities, the American Depositary Shares, the Receipts or this Deposit Agreement, (ii) consents and submits to the jurisdiction of any state or federal court in the State of New York in which any such suit or proceeding may be instituted, and (iii) agrees that service of process upon said authorized agent shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company agrees to deliver, upon the execution and delivery of this Deposit Agreement, a written acceptance by such agent of its appointment as such agent. The Company further agrees to take any and all action, including the filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment in full force and effect for so long as any American Depositary Shares or Receipts remain outstanding or this Agreement remains in force. In the event the Company fails to continue such designation and appointment in full force and effect, the Company hereby waives personal service of process upon it and consents that any such service of process may be made by certified or registered mail, return receipt requested, directed to the Company at its address last specified for notices hereunder, and service so made shall be deemed completed five (5) days after the same shall have been so mailed.

SECTION 7.07                      Governing Law.

This Deposit Agreement and the Receipts shall be interpreted in accordance with, and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by, the laws of the State of New York, except with respect to its authorization and execution by the Company, which shall be governed by the laws of Brazil.

SECTION 7.08                      Waiver of Immunities.

To the extent that the Company or any of its properties, assets or revenues may have or may hereafter become entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any respect thereof, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution or judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with the Shares or Deposited Securities, the American Depositary Shares, the Receipts or this Deposit Agreement, the Company, to the fullest extent permitted by law, hereby irrevocably and unconditionally waives, and agrees not to plead or claim, any such immunity and consents to such relief and enforcement.

IN WITNESS WHEREOF, USINAS SIDERÚRGICAS DE MINAS GERAIS S.A. - USIMINAS and THE BANK OF NEW YORK MELLON have duly executed this Deposit Agreement as of the day and year first set forth above and all Owners and Beneficial Owners shall become parties hereto upon acceptance by them of American Depositary Shares issued in accordance with the terms hereof or upon acquisition of any interest therein.

USINAS SIDERÚRGICAS DE MINAS GERAIS S.A. - USIMINAS

By:
Name:
Title:

THE BANK OF NEW YORK MELLON,

as Depositary

By:
Name:
Title:

EXHIBIT A

No.

AMERICAN DEPOSITARY SHARES

(Each American Depositary Share represents one deposited Share)

THE BANK OF NEW YORK MELLON

AMERICAN DEPOSITARY RECEIPT

FOR NON-VOTING PREFERRED SHARES

OF

USINAS SIDERÚRGICAS DE MINAS GERAIS S.A. - USIMINAS

(INCORPORATED UNDER THE LAWS OF THE FEDERATIVE REPUBLIC OF BRAZIL)

The Bank of New York Mellon, as depositary (herein called the Depositary), hereby certifies that__________________________________________________, or registered assigns IS THE OWNER OF _____________________________

AMERICAN DEPOSITARY SHARES

representing deposited non-voting ações prefereciais (preferred shares) (herein called Shares) of USINAS SIDERÚRGICAS DE MINAS GERAIS S.A. - USIMINAS, a corporation (sociedade anônima) organized under the laws of the Federative Republic of Brazil (herein called the Company). At the date hereof, each American Depositary Share represents one Share deposited or subject to deposit under the Deposit Agreement (as such term is hereinafter defined) at the principal São Paulo office of Banco Bradesco S.A. (herein called the Custodian). The Depositary’s Corporate Trust Office is located at a different address than its principal executive office. Its Corporate Trust Office is located at 101 Barclay Street, New York, N.Y. 10286, and its principal executive office is located at 225 Liberty Street, New York, N.Y. 10286.

THE DEPOSITARY’S CORPORATE TRUST OFFICE ADDRESS IS

101 BARCLAY STREET, NEW YORK, N.Y. 10286

1.	THE DEPOSIT AGREEMENT.

This American Depositary Receipt is one of an issue (herein called Receipts), all issued and to be issued upon the terms and conditions set forth in the Amended and Restate Deposit Agreement (Preferred Shares) dated as of ________, 2017, the same may be amended from time to time in accordance with its terms (the “Deposit Agreement”), by and among the Company, the Depositary, and all Owners and Beneficial Owners from time to time of American Depositary Shares issued thereunder, each of whom by accepting American Depositary Shares or any interest therein agrees to become a party thereto and become bound by all the terms and conditions thereof. The Deposit Agreement sets forth the rights of Owners and Beneficial Owners of the Receipts and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property, and cash are herein called Deposited Securities). Copies of the Deposit Agreement are on file at the Depositary’s Corporate Trust Office in New York City and at the office of the Custodian.

The statements made on the face and reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made. Capitalized terms defined in the Deposit Agreement and not defined herein shall have the meanings set forth in the Deposit Agreement.

2.	SURRENDER OF RECEIPTS AND WITHDRAWAL OF SHARES.

Upon surrender at the Corporate Trust Office of the Depositary of this Receipt, and upon payment of the fee of the Depositary provided in this Receipt, and subject to the terms and conditions of the Deposit Agreement, the clearing procedures of the Foreign Registrar and the Estatuto Social, the Owner hereof is entitled to delivery, to him or upon his order, of the Deposited Securities at the time represented by the American Depositary Shares for which this Receipt is issued, but not any Deposited Securities as to which a record date for distribution to Owners has passed. The Depositary may charge the surrendering Owner a fee and its expenses for giving direction to the Custodian by cable (including SWIFT) or facsimile transmission with respect to delivery of Deposited Securities. Delivery of such Deposited Securities may be made by the delivery of (a) certificates for Shares in the name of the Owner hereof or as ordered by him or certificates properly endorsed or accompanied by proper instruments of transfer and (b) any other securities, property and cash to which such Owner is then entitled in respect of this Receipt. Such delivery will be made at the option of the Owner hereof, either at the office of the Custodian or at the Corporate Trust Office of the Depositary, provided that the forwarding of certificates for Shares or other Deposited Securities for such delivery at the Corporate Trust Office of the Depositary shall be at the risk and expense of the Owner hereof.

3.	TRANSFERS, SPLIT-UPS, AND COMBINATIONS OF RECEIPTS.

The transfer of this Receipt is registrable on the books of the Depositary at its Corporate Trust Office by the Owner hereof in person or by a duly authorized attorney, upon surrender of this Receipt properly endorsed for transfer or accompanied by proper instruments of transfer and funds sufficient to pay any applicable transfer taxes and the expenses of the Depositary and upon compliance with such regulations, if any, as the Depositary may establish for such purpose. This Receipt may be split into other such Receipts, or may be combined with other such Receipts into one Receipt, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination, or surrender of any Receipt or the delivery of any distribution thereon or withdrawal of any Deposited Securities, the Company, the Depositary, the Custodian, or Registrar may require payment from the depositor of the Shares or the presentor of the Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees as provided in this Receipt, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with any regulations the Depositary may establish consistent with the provisions of the Deposit Agreement or this Receipt, including, without limitation, this Article 3 and any regulations deemed necessary or desirable by the Depositary or the Custodian to facilitate compliance with applicable rules of the Central Bank and the CVM

The delivery of Receipts against deposit of Shares generally or against deposit of particular Shares may be suspended, or the transfer of Receipts in particular instances may be refused, or the registration of transfer of outstanding Receipts generally may be suspended, during any period when the transfer books of the Depositary, the Company or the Foreign Registrar are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of the Deposit Agreement or this Receipt, or for any other reason.

Without limiting the foregoing, Shares that the Depositary believes have been withdrawn from a restricted depositary receipt facility established or maintained by a depositary bank (including any such other facility maintained by the Depositary) may be accepted for deposit under the Deposit Agreement only if those Shares are not “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, and the Depositary may, as a condition of accepting those Shares for deposit thereunder, require the person depositing those Shares to provide the Depositary with a certificate to the foregoing effect.

Notwithstanding anything to the contrary in the Deposit Agreement or the Receipts, the surrender of outstanding Receipts and withdrawal of Deposited Securities may not be suspended, subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Shares in connection with voting at a shareholders’ meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities. Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under the Deposit Agreement any Shares which would be required to be registered under the provisions of the Securities Act of 1933 for public offer and sale in the United States unless a registration statement is in effect as to such Shares for such offer and sale.

4.	LIABILITY OF OWNER OR BENEFICIAL OWNER FOR TAXES.

If any tax or other governmental charge shall become payable with respect to any Receipt or any Deposited Securities represented hereby, such tax or other governmental charge shall be payable by the Owner or Beneficial Owner hereof to the Depositary. The Depositary may refuse to effect any transfer, combination or split-up of this Receipt or any withdrawal of Deposited Securities represented by American Depositary Shares evidenced by such Receipt until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Owner or Beneficial Owner hereof any part or all of the Deposited Securities represented by the American Depositary Shares evidenced by this Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge and the Owner or Beneficial Owner hereof shall remain liable for any deficiency.

5.	WARRANTIES ON DEPOSIT OF SHARES.

Every person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that such Shares, and the certificates therefor, if applicable, are validly issued, fully paid, nonassessable and were not issued in violation of any preemptive or similar rights of the holders of outstanding Shares and that the person making such deposit is duly authorized to do so. In addition, every person depositing Shares under the Deposit Agreement shall be deemed thereby (1) have made the representations and warranties required pursuant to Section 2.02 of that Agreement or (b)  to represent and warrant that such Shares are not, and the American Depositary Shares representing such Shares would not be, Restricted Securities. All representations and warranties required by Section 3.03 of the Deposit Agreement shall survive the deposit of Shares, delivery of Receipts, transfer of American Depositary Shares and surrender of Receipts and withdrawal of Deposited Securities.

6.	FILING PROOFS, CERTIFICATES, AND OTHER INFORMATION.

Any person presenting Shares for deposit or any Owner or Beneficial Owner of a Receipt may be required from time to time to file with the Depositary or the Custodian such proof of citizenship or residence, exchange control approval, compliance with all applicable laws, regulations and provisions of or governing the Deposited Securities, or such information relating to the registration on the books of the Company or the Foreign Registrar, if applicable, to execute such certificates and to make such representations and warranties, as the Depositary may deem necessary or proper or as the Company may require by written request to the Depositary. The Depositary may withhold the delivery or registration of transfer of any Receipt or the distribution of any dividend or sale or distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties made. No Share shall be accepted for deposit unless accompanied by evidence reasonably satisfactory to the Depositary that any necessary approval has been granted by the Central Bank or any governmental body in Brazil that is then performing the function of the regulation of currency exchange.

7.	CHARGES OF DEPOSITARY.

The following charges shall be incurred by any party depositing or withdrawing Shares or by any party surrendering American Depositary Shares or to whom American Depositary Shares are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the American Depositary Shares or Deposited Securities or a delivery of American Depositary Shares pursuant to Section 4.03 of the Deposit Agreement), or by Owners, as applicable: (1) taxes and other governmental charges, (2) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the Share register of the Company or Foreign Registrar and applicable to transfers of Shares to or from the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals under the terms of the Deposit Agreement, (3) such cable (including SWIFT) and facsimile transmission expenses as are expressly provided in the Deposit Agreement, (4) such expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.05 of the Deposit Agreement, (5) a fee of $5.00 or less per 100 American Depositary Shares (or portion thereof) for the delivery of American Depositary Shares pursuant to Section 2.03, 4.03 or 4.04 of the Deposit Agreement and the surrender of American Depositary Shares pursuant to Section 2.05 or 6.02 of the Deposit Agreement, (6) a fee of $.05 or less per American Depositary Share (or portion thereof) for any cash distribution made pursuant to the Deposit Agreement, including, but not limited to Sections 4.01 through 4.04 of the Deposit Agreement, (7) a fee for the distribution of securities pursuant to Section 4.02 of the Deposit Agreement or of rights pursuant to Section 4.04 of the Deposit Agreement (where the Depositary will not exercise or sell those rights on behalf of Owners), such fee being in an amount equal to the fee for the execution and delivery of American Depositary Shares referred to above which would have been charged as a result of the deposit of such securities (for purposes of this clause 7 treating all such securities as if they were Shares) but which securities are instead distributed by the Depositary to Owners, (8) in addition to any fee charged under clause 6, a fee of $.05 or less per American Depositary Share (or portion thereof) per annum for depositary services, which will be payable as provided in clause 9 below, and (9) any other charges payable by the Depositary, any of the Depositary's agents, including the Custodian, or the agents of the Depositary's agents in connection with the servicing of Shares or other Deposited Securities (which charge shall be assessed against Owners as of the date or dates set by the Depositary in accordance with Section 4.06 of the Deposit Agreement and shall be payable at the sole discretion of the Depositary by billing such Owners for such charge or by deducting such charge from one or more cash dividends or other cash distributions).

The Depositary, subject to Article 8 hereof, may own and deal in any class of securities of the Company and its affiliates and in American Depositary Shares.

The Depositary may collect any of its fees by deduction from any cash distribution payable to Owners that are obligated to pay those fees.

From time to time, the Depositary may make payments to the Company to reimburse or share revenue from the fees collected from Owners or Beneficial Owners, or waive fees and expenses for services provided, generally relating to costs and expenses arising out of establishment and maintenance of the American Depositary Shares program. In performing its duties under the Deposit Agreement, the Depositary may use brokers, dealers, foreign currency dealers or other service providers that are owned by or affiliated with the Depositary and that may earn or share fees, spreads or commissions.

8.	PRE-RELEASE OF RECEIPTS.

Notwithstanding Section 2.03 of the Deposit Agreement, the Depositary may execute and deliver Receipts prior to the receipt of Shares pursuant to Section 2.02 of the Deposit Agreement (a “Pre-Release”). The Depositary may, pursuant to Section 2.05 of the Deposit Agreement, deliver Shares upon the receipt and cancellation of Receipts which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such Receipt has been Pre-Released. The Depositary may receive Receipts in lieu of Shares in satisfaction of a Pre-Release. Each Pre-Release will be (a) preceded or accompanied by a written representation and agreement from the person to whom Receipts or Shares are to be delivered, that such person, or its customer, , (i) owns the Shares or Receipts to be remitted, as the case may be, (ii) assigns all beneficial right, title and interest in such Shares or Receipts, as the case may be, to the Depositary in its capacity as such and for the benefit of the Owners and (iii) will not take any action with respect to such Shares or Receipts, as the case may be, that is inconsistent with the transfer of beneficial ownership (including, without the consent of the Depositary, disposing of such Shares or Receipts, as the case may be, other than in satisfaction of such Pre-Release), (b) at all times fully collateralized with cash or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) business days notice and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The number of Shares represented by American Depositary Shares which are outstanding at any time as a result of Pre-Releases will not normally exceed thirty percent (30%) of the Shares deposited under the Deposit Agreement; provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate.

The Depositary may retain for its own account any compensation received by it in connection with the foregoing.

9.	TITLE TO RECEIPTS.

It is a condition of this Receipt and every successive Owner and Beneficial Owner of this Receipt by accepting or holding the same consents and agrees, that title to this Receipt when properly endorsed or accompanied by proper instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument under the laws of New York; provided, however, that the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this Receipt is registered on the books of the Depositary as the absolute owner hereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement or for all other purposes, and neither the Depositary nor the Company shall have any obligation or be subject to liability under the Deposit Agreement to any Beneficial Owner of a Receipt unless that Beneficial Owner is the Owner of that Receipt.

10.	VALIDITY OF RECEIPT.

This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized signatory of the Depositary and, if a Registrar for the Receipts shall have been appointed, countersigned by the manual signature of a duly authorized officer of the Registrar.

11.	REPORTS; INSPECTION OF TRANSFER BOOKS.

The Company has agreed that, so long as the Deposit Agreement remains in effect, it will either (i) furnish the Commission with certain public reports and documents required by the laws of Brazil or of any securities exchange on which any securities of the Company are listed or otherwise in accordance with Rule 12g3-2(b) under the Securities Exchange Act, and otherwise comply with the exemption provided by such Rule, or (ii) be subject to and fulfill the periodic reporting and other requirements of the Securities Exchange Act, and in accordance therewith, file reports and other information with the Commission.

The Depositary will make available for inspection by Owners of Receipts at its Corporate Trust Office any notices, reports and other communications, including any proxy soliciting material, received from the Company which are both (a) received by the Depositary as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company. The Depositary will also send to Owners of Receipts copies of such communications when furnished by the Company pursuant to the Deposit Agreement. Any such notices, reports and other communications, including any such proxy soliciting material, furnished to the Depositary by the Company shall be furnished in English to the extent such materials are required to be translated into English pursuant to any regulations of the Commission.

The Depositary will keep books, at its Corporate Trust Office, for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Owners of Receipts provided that such inspection shall not be for the purpose of communicating with Owners of Receipts in the interest of a business or object other than the business of the Company including, without limitation, a matter related to the Deposit Agreement or the Receipts.

12.	DIVIDENDS AND DISTRIBUTIONS.

Whenever the Depositary or on its behalf, its agent, receives any cash dividend or other cash distribution on any Deposited Securities, the Depositary will, or will cause its agent to, if at the time of receipt thereof any amounts received in a foreign currency can in the judgment of the Depositary be converted on a reasonable basis into United States dollars transferable to the United States, and subject to the Deposit Agreement, as promptly as practicable, convert such dividend or distribution into Dollars and will as promptly as practicable distribute the amount thus received (net of the fees and expenses of the Depositary as provided in Section 5.09 of the Deposit Agreement) to the Owners of Receipts entitled thereto as of the record date fixed pursuant to Section 4.06 of the Deposit Agreement; provided, however, that in the event that the Company, the Custodian or the Depositary is required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes or other governmental charges, the amount distributed to the Owners of the Receipts evidencing American Depositary Shares representing such Deposited Securities shall be reduced accordingly.

Subject to the provisions of Sections 4.11 and 5.09 of the Deposit Agreement, whenever the Depositary or, on its behalf, its agent, receives any distribution other than a distribution described in Section 4.01, 4.03 or 4.04 of the Deposit Agreement, the Depositary will, as promptly as practicable, cause the securities or property received by it to be distributed to the Owners entitled thereto, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the reasonable opinion of the Depositary such distribution cannot be made proportionately among the Owners of Receipts entitled thereto, or if for any other reason the Depositary deems such distribution not to be feasible, the Depositary may, after consultation with the Company to the extent practicable, adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees and expenses of the Depositary as provided in Section 5.09 of the Deposit Agreement) will be distributed by the Depositary to the Owners of Receipts entitled thereto all in the manner and subject to the conditions described in Section 4.01 of the Deposit Agreement; provided, however, that no distribution to Owners pursuant to Section 4.02 of the Deposit Agreement shall be unreasonably delayed by any action of the Depositary, or any of its agents, or the Company. To the extent such securities or property or the net proceeds thereof are not distributed to Owners as provided in this Section 4.02, the same shall constitute Deposited Securities and each American Depositary Share shall thereafter also represent its proportionate interest in such securities, property or net proceeds. The Depositary may withhold any distribution of Securities under Section 4.02 of the Deposit Agreement if it has not received reasonably satisfactory assurances from the Company that the distribution does not require registration under the Securities Act. The Depositary may sell, by public of private sale, am amount of securities or other property it would otherwise distribute under Section 4.02 of the Deposit Agreement that is sufficient to pay its fees and expenses in respect of that distribution.

If any distribution consists of a dividend in, or free distribution of, Shares, the Depositary may, and shall if the Company so requests in writing, distribute as promptly as practicable to the Owners of outstanding Receipts entitled thereto as of the record date fixed pursuant to Section 4.06 of the Deposit Agreement, additional Receipts evidencing an aggregate number of American Depositary Shares representing the amount of Shares received as such dividend or free distribution subject to the terms and conditions of the Deposit Agreement with respect to the deposit of Shares and the issuance of American Depositary Shares evidenced by Receipts, including the withholding of any tax or other governmental charge as provided in Section 4.11 of the Deposit Agreement and the payment of the fees and expenses of the Depositary as provided in Section 5.09 of the Deposit Agreement (and the Depositary may sell, by public or private sale, an amount of the Shares received that is sufficient to pay its fees and expenses in respect of that distribution). In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary will use reasonable efforts to sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions described in Section 4.01 of the Deposit Agreement; provided, however, that no distribution to Owners pursuant to Section 4.03 of the Deposit Agreement shall be unreasonably delayed by any action of the Depositary or any of its agents. If additional Receipts are not so distributed, each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby.

In the event that the Depositary reasonably determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charge which the Depositary is obligated to withhold, the Depositary may by public or private sale dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary reasonably deems necessary and practicable to pay any such taxes or charges, and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to the Owners of Receipts entitled thereto.

The Depositary will forward to the Company or its agent such information from its records as the Company may reasonably request to enable the Company or its agent to file necessary reports with governmental agencies. The Owners shall indemnify the Depositary, the Company, the Custodian and any of their respective directors, employees, agents and affiliates against, and hold each of them harmless from, any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained.

Services for Owners and Beneficial Owners that may permit them to obtain reduced rates of tax withholding at source or reclaim excess tax withheld, and the fees and costs associated with using services of that kind, are not provided under, and are outside the scope of, the Deposit Agreement.

13.	RIGHTS.

In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary shall, after consultation with the Company, determine the procedure to be followed in making such rights available to any Owners or in disposing of such rights on behalf of any Owners and making the net proceeds available to such Owners or, if by the terms of such rights offering or for any other reason, it would be unlawful for the Depositary to either make such rights available to any Owners or dispose of such rights and make the net proceeds available to such Owners, then the Depositary shall allow the rights to lapse. If at the time of the offering of any rights the Depositary determines after consultation with the Company that it is lawful and feasible to make such rights available to all or certain Owners but not to other Owners, the Depositary shall distribute to any Owner to whom it determines the distribution to be lawful and feasible, in proportion to the number of American Depositary Shares held by such Owner, warrants or other instruments therefor in such form as it deems appropriate, but only pursuant to a separate agreement to be entered into between the Company and the Depositary specifying the procedures and conditions that will apply to that particular distribution.

In circumstances in which rights would otherwise not be distributed, if an Owner of Receipts requests the distribution of warrants or other instruments in order to exercise the rights allocable to the American Depositary Shares of such Owner hereunder, the Depositary will as promptly as practicable make such rights available to such Owner upon written notice from the Company to the Depositary that (a) the Company has elected in its sole discretion to permit such rights to be exercised and (b) such Owner has executed such documents as the Company has determined in its sole discretion are reasonably required under applicable law.

If the Depositary has distributed warrants or other instruments for rights to all or certain Owners, then upon (i) instruction from such an Owner pursuant to such warrants or other instruments to the Depositary from such Owner to exercise such rights, (ii) payment by such Owner to the Depositary for the account of such Owner of an amount equal to the purchase price of the Shares to be received upon the exercise of the rights, and (iii) payment of the fees and expenses of the Depositary and any other charges as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Owner, exercise the rights and purchase the Shares, and the Company shall cause the Shares so purchased to be delivered to the Depositary on behalf of such Owner. As agent for such Owner, the Depositary will cause the Shares so purchased to be deposited pursuant to Section 2.02 of the Deposit Agreement, and shall, pursuant to Section 2.03 of the Deposit Agreement, execute and deliver Receipts to such Owner.

If the Depositary determines, after consultation with the Company, that it is not lawful and feasible to make such rights available to all or certain Owners, it may sell the rights, warrants or other instruments in proportion to the number of American Depositary Shares held by the Owners to whom it has determined it may not lawfully or feasibly make such rights available, and allocate the net proceeds of such sales (net of the fees and expenses of the Depositary as provided in Section 5.09 of the Deposit Agreement and all taxes and governmental charges payable in connection with such rights and subject to the terms and conditions of the Deposit Agreement) for the account of such Owners otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Owners because of exchange restrictions or the date of delivery of any Receipt or otherwise. Such proceeds shall be distributed as promptly as practicable in accordance with Section 4.01 of the Deposit Agreement.

The Depositary will not offer rights to Owners unless both the rights and the securities to which such rights relate are either exempt from registration under the Securities Act with respect to a distribution to all Owners or are registered under the provisions of such Act; provided, that nothing in the Deposit Agreement shall create or shall be construed as creating any obligation on the part of the Company to file a registration statement with respect to such rights or underlying securities or to endeavor to have such a registration statement declared effective. If an Owner of Receipts requests the distribution of warrants or other instruments, notwithstanding that there has been no such registration under the Securities Act, the Depositary shall not effect such distribution unless it has received an opinion from recognized counsel in the United States for the Company upon which the Depositary may rely that such distribution to such Owner is exempt from such registration.

The Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Owners in general or any Owner in particular.

14.	CONVERSION OF FOREIGN CURRENCY.

Whenever the Depositary or the Custodian shall receive foreign currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can, pursuant to applicable law, be converted on a reasonable basis into Dollars and the resulting Dollars transferred to the United States, the Depositary or the Custodian shall, as promptly as practicable, convert or cause to be converted, by sale or in any other manner that it may determine pursuant to applicable law, such foreign currency into Dollars and as promptly as practicable shall distribute such Dollars to the Owners entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such Dollars, then as promptly as practicable to the holders of such warrants or instruments upon surrender thereof for cancellation, in each case pursuant to Section 4.01 of the Deposit Agreement. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Owners on account of exchange restrictions, the date of delivery of any Receipt or otherwise and shall be net of any expenses of conversion into Dollars incurred by the Depositary as provided in Section 5.09 of the Deposit Agreement.

If such conversion, transfer or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary or the Custodian shall file as promptly as practicable such application for approval or license, if any, as it may deem desirable.

If at any time the Depositary or the Custodian shall determine that in its judgment any foreign currency received by the Depositary or the Custodian is not convertible on a reasonable basis into Dollars transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary to, or in its discretion may hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled to receive the same.

If any such conversion of foreign currency, in whole or in part, cannot be effected for distribution to some of the Owners entitled thereto, the Depositary may in its discretion make such conversion and distribution in Dollars to the extent permissible to the Owners entitled thereto and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled thereto.

The Depositary may convert currency itself or through any of its affiliates and, in those cases, acts as principal for its own account and not as agent, advisor, broker or fiduciary on behalf of any other person and earns revenue, including, without limitation, transaction spreads, that it will retain for its own account.  The revenue is based on, among other things, the difference between the exchange rate assigned to the currency conversion made under the Deposit Agreement and the rate that the Depositary or its affiliate receives when buying or selling foreign currency for its own account.  The Depositary makes no representation that the exchange rate used or obtained in any currency conversion under the Deposit Agreement will be the most favorable rate that could be obtained at the time or that the method by which that rate will be determined will be the most favorable to Owners, subject to the Depositary’s obligations under Section 5.03 of the Deposit Agreement. The methodology used to determine exchange rates used in currency conversions is available upon request.

15.	RECORD DATES.

Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each American Depositary Share, the Depositary shall fix a record date, which date shall be the same date as the record date fixed by the Company, if any, or as close thereto as practicable (a) for the determination of the Owners of Receipts who shall be (i) entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof, (ii) entitled to give instructions for the exercise of voting rights at any such meeting or (iii) responsible for any fees or charges assessed by the Depositary pursuant to the Deposit Agreement, or (b) on or after which each American Depositary Share will represent the changed number of Shares, or (c) for any other reason, subject to the provisions of the Deposit Agreement.

16.	VOTING OF DEPOSITED SECURITIES.

Upon receipt from the Company of notice of any meeting or solicitation of proxies or consents of holders of Shares or other Deposited Securities, the Depositary shall, if requested in writing by the Company as soon as practicable thereafter, mail to the Owners a notice, the form of which notice shall be in the sole discretion of the Depositary, which shall contain (a) such information as is contained in such notice of meeting received by the Depositary from the Company (or, if requested by the Company, a summary in English of such information provided by the Company), (b) a statement that the Owners as of the close of business on a specified record date will be entitled, subject to any applicable provision of Brazilian law and of the Estatuto Social, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Shares or other Deposited Securities represented by their respective American Depositary Shares and (c) a statement as to the manner in which such instructions may be given. Upon the written request of an Owner of a Receipt on such record date, received on or before the date established by the Depositary for such purpose (the “Instruction Date”), the Depositary shall endeavor, in so far as practicable and permitted under Brazilian law and the Estatuto Social, to vote or cause to be voted the amount of Shares or other Deposited Securities represented by the American Depositary Shares evidenced by such Receipt in accordance with the instructions set forth in such request. The Depositary shall not vote or attempt to exercise the right to vote that attaches to such Shares or other Deposited Securities other than in accordance with such instructions

There can be no assurance that Owners generally or any Owner in particular will receive the notice described in the preceding paragraph sufficiently prior to the Instruction Date to ensure that the Depositary will vote the Shares or Deposited Securities in accordance with the provisions set forth in the preceding paragraph.

17.	CHANGES AFFECTING DEPOSITED SECURITIES.

In circumstances where the provisions of Section 4.03 of the Deposit Agreement do not apply, upon any change in nominal value, change in par value, split-up, consolidation, or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation, or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or a Custodian in exchange for or in conversion of or in respect of Deposited Securities shall be treated as new Deposited Securities under the Deposit Agreement, and American Depositary Shares shall thenceforth represent, in addition to the existing Deposited Securities, the right to receive the new Deposited Securities so received in exchange or conversion, unless additional Receipts are delivered pursuant to the following sentence. In any such case the Depositary may, with the approval of the Company to the extent practicable, and shall, if the Company so requested in writing, execute and deliver additional Receipts as in the case of a dividend in Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.

18.	LIABILITY OF THE COMPANY AND DEPOSITARY.

Neither the Depositary nor the Company nor any of their respective directors, employees, agents or affiliates shall incur any liability to any Owner or Holder:

(i) if by reason of (A) any provision of any present or future law or regulation or other act of the government of the United States, any State of the United States or any other state or jurisdiction, or of any governmental or regulatory authority or stock exchange; (B) (in the case of the Depositary only) by reason of any provision, present or future, of the articles of association or similar document of the Company, or by reason of any provision of any securities issued or distributed by the Company, or any offering or distribution thereof; or (C) by reason of any event or circumstance, whether natural or caused by a person or persons, that is beyond the ability of the Depositary or the Company, as the case may be, to prevent or counteract by reasonable care or effort (including, but not limited to earthquakes, floods, severe storms, fires, explosions, war, terrorism, civil unrest, labor disputes or criminal acts; interruptions or malfunctions of utility services, Internet or other communications lines or systems; unauthorized access to or attacks on computer systems or websites; or other failures or malfunctions of computer hardware or software or other systems or equipment), the Depositary or the Company is, directly or indirectly, prevented from, forbidden to or delayed in, or could be subject to any civil or criminal penalty on account of doing or performing and therefore does not do or perform, any act or thing that, by the terms of the Deposit Agreement or the Deposited Securities, it is provided shall be done or performed;

(ii) by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement (including any determination by the Depositary to take, or not take, any action that this Deposit Agreement provides the Depositary may take);

(iii) for the inability of any Owner or Holder to benefit from any distribution, offering, right or other benefit that is made available to holders of Deposited Securities but is not, under the terms of the Deposit Agreement, made available to Owners or Holders; or

(iv) for any special, consequential or punitive damages for any breach of the terms of the Deposit Agreement.

Where, by the terms of a distribution pursuant to Section 4.01, 4.02 or 4.03 of the Deposit Agreement, or an offering or distribution pursuant to Section 4.04 of the Deposit Agreement, such distribution or offering may not be made available to some or all of the Owners, and the Depositary may not dispose of such distribution or offering on behalf of such Owners and make the net proceeds available to such Owners, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse.

Neither the Company nor the Depositary nor any of their directors, employees, agents or affiliates assume any obligation, no shall any of them be subject to any liability under the Deposit Agreement to Owners or Beneficial Owners, except that each of the Company and the Depositary agrees to perform its obligations specifically set forth in the Deposit Agreement without negligence or bad faith. The Depositary shall not be subject to any liability with respect to the validity or worth of the Deposited Securities. Neither the Depositary nor the Company nor their respective controlling persons, officers, directors employees or agents shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts on behalf of any Owner, Beneficial Owner or other person, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary. Neither the Depositary nor the Company nor their respective controlling persons, officers, directors, employees or agents shall be liable for any action or nonaction by it or them in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Owner or Beneficial Owner of a Receipt, or any other person believed by it or them in good faith to be competent to give such advice or information. Each of the Depositary, its controlling persons, officers, directors, employees and the Company, its controlling persons, officers, directors, employees and agents may rely and shall be protected in acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties. The Depositary shall not be liable for the acts or omissions of any securities depository, clearing agency or settlement system in connection with or arising out of book-entry settlement of Deposited Securities or otherwise. The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or nonaction is in good faith. The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with a matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises, the Depositary performed its obligations without negligence or bad faith while it acted as Depositary. No disclaimer of liability under the Securities Act is intended by any provision of the Deposit Agreement.

19.	RESIGNATION AND REMOVAL OF THE DEPOSITARY; APPOINTMENT OF SUCCESSOR CUSTODIAN.

The Depositary may at any time resign as Depositary by written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary may at any time be removed by the Company by 120 days’ prior written notice of such removal, which shall become effective upon the later of (i) the 120th day after delivery of the notice to the Depositary or (ii) the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. Whenever the Depositary in its discretion determines that it is in the best interest of the Owners of Receipts to do so, it may appoint a substitute Custodian.

20.	AMENDMENT.

The form of the Receipts and any provisions of the Deposit Agreement may at any time and from time to time be amended by written agreement between the Company and the Depositary without the consent of Owners or Beneficial Owners in any respect which they may deem necessary or desirable. Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges, registration fees and cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which shall otherwise prejudice any substantial existing right of Owners of Receipts, shall not, however, become effective as to outstanding Receipts until the expiration of 30 days after notice of such amendment shall have been given to the Owners of outstanding Receipts. Every Owner and Beneficial Owner of a Receipt at the time any amendment so becomes effective shall be deemed, by continuing to hold such Receipt or any interest therein, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Owner of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented thereby except in order to comply with mandatory provisions of applicable law.

21.	TERMINATION OF DEPOSIT AGREEMENT.

The Depositary at any time at the direction of the Company, shall terminate the Deposit Agreement by mailing notice of termination to the Owners of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate the Deposit Agreement by mailing notice of termination to the Company and the Owners of all Receipts then outstanding if at least 60 days have passed since the Depositary delivered to the Company a written notice of its election to resign and a successor depositary has not been appointed and accepted its appointment as provided in the Deposit Agreement. On and after the date of termination, the Owner of a Receipt will, upon (a) surrender of such Receipt at the Corporate Trust Office of the Depositary, (b) payment of the fee of the Depositary for the surrender of Receipts referred to in Section 2.05 of the Deposit Agreement, and (c) payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt. If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights and other property as provided in the Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges). At any time after the expiration of four months from the date of termination, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it thereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of Receipts which have not theretofore been surrendered, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds. After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges). Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary with respect to indemnification, charges, and expenses.

22.	SUBMISSION TO JURISDICTION.

In the Deposit Agreement, the Company has (i) appointed appoints Puglisi & Associates, 850 Library Avenue, Suite 204, Newark, Delaware 19711, as the Company’s authorized agent upon which process may be served in any suit or proceeding arising out of or relating to the Shares or Deposited Securities, the American Depositary Shares, the Receipts or this Agreement, (ii) consented and submitted to the jurisdiction of any state or federal court in the State of New York in which any such suit or proceeding may be instituted, and (iii) agreed that service of process upon said authorized agent shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding.

23.	DELIVERY OF INFORMATION TO THE CVM.

Each of the Depositary and the Company hereby confirms to the other that for as long as the Deposit Agreement is in effect, it shall furnish the CVM and the Central Bank, at any time and within the period that may be determined, with any requested or required information and documents related to the American Depositary Receipt program and the Receipts issued under the Deposit Agreement. In the event that the Depositary or the Custodian shall be advised in writing by reputable independent Brazilian counsel that the Depositary or Custodian reasonably could be subject to criminal, or material, as reasonably determined by the Depositary, civil, liabilities as a result of the Company having failed to provide such information or documents reasonably available only through the Company, the Depositary shall have the right to terminate the Deposit Agreement, upon at least 15 days’ prior notice to the Owners and the Company, and the Depositary shall not be subject to any liability hereunder on account of such termination or such determination. The effect of any such termination of the Deposit Agreement shall be as provided in Section 6.02 of the Deposit Agreement.

24.	DISCLOSURE OF INTERESTS.

Notwithstanding any other provision of the Deposit Agreement, each Owner agrees to comply with requests from the Company pursuant to Brazilian law, the rules and requirements of the CVM and the São Paulo Stock Exchange, and any other stock exchange on which the Shares are, or may be, registered, traded or listed or the Estatuto Social of the Company, which requests are made to provide information, inter alia, as to the capacity in which such Owner owns American Depositary Shares (and Shares as the case may be) and regarding the identity of any other person interested in such American Depositary Shares and the nature of such interest and various other matters, whether or not they are Owners at the time of such requests. The Depositary agrees to use commercially reasonable efforts to comply with the written instructions of the Company to forward such requests from the Company to the Owners and to forward to the Company any such responses to such requests received by the Depositary. Except for the forwarding of any such requests and responses as provided in the previous sentence, the Depositary shall not have any duty to obtain or provide any information sought by the Company under Section 3.04 of the Deposit Agreement.

25.	UNCERTIFICATED AMERICAN DEPOSITARY SHARES; DTC DIRECT REGISTRATION SYSTEM.

Notwithstanding anything to the contrary in the Deposit Agreement:

(a)       American Depositary Shares may be certificated securities evidenced by Receipts or uncertificated securities. The form of Receipt annexed as Exhibit A to the Deposit Agreement summarizes the terms and conditions of, and will be the prospectus required under the Securities Act of 1933 for, both certificated and uncertificated American Depositary Shares. Except for those provisions of the Deposit Agreement that by their nature do not apply to uncertificated American Depositary Shares, all the provisions of the Deposit Agreement shall apply, mutatis mutandis, to both certificated and uncertificated American Depositary Shares.

(b) (i) The term “deliver”, or its noun form, when used with respect to Receipts, shall mean (A) book-entry transfer of American Depositary Shares to an account at The Depository Trust Company, or its successor (“DTC”), designated by the person entitled to such delivery, evidencing American Depositary Shares registered in the name requested by that person, (B) registration of American Depositary Shares not evidenced by a Receipt on the books of the Depositary in the name requested by the person entitled to such delivery and mailing to that person of a statement confirming that registration or (C) if requested by the person entitled to such delivery, delivery at the Corporate Trust Office of the Depositary to the person entitled to such delivery of one or more Receipts.

(ii) The term “surrender”, when used with respect to Receipts, shall mean (A) one or more book-entry transfers of American Depositary Shares to the DTC account of the Depositary, (B) delivery to the Depositary at its Corporate Trust Office of an instruction to surrender American Depositary Shares not evidenced by a Receipt or (C) surrender to the Depositary at its Corporate Trust Office of one or more Receipts evidencing American Depositary Shares.

(c)       American Depositary Shares not evidenced by Receipts shall be transferable as uncertificated registered securities under the laws of New York.

(d)       The Depositary shall have a duty to register a transfer, in the case of uncertificated American Depositary Shares, upon receipt from the Owner of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in subsection (f) below). The Depositary, upon surrender of a Receipt for the purpose of exchanging it for uncertificated American Depositary Shares, shall cancel that Receipt and send the Owner a statement confirming that the Owner is the owner of the same number of uncertificated American Depositary Shares that the surrendered Receipt evidenced. The Depositary, upon receipt of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in subsection (f) below) from the Owner of uncertificated American Depositary Shares for the purpose of exchanging them for certificated American Depositary Shares, shall execute and deliver to the Owner a Receipt evidencing the same number of certificated American Depositary Shares.

(e)       Upon satisfaction of the conditions for replacement of a Receipt that is mutilated, lost, destroyed or stolen, the Depositary shall deliver to the Owner the American Depositary Shares evidenced by that Receipt in uncertificated form unless otherwise requested by the Owner.

(f)       (i) The parties acknowledge that the Direct Registration System (“DRS”) and Profile Modification System (“Profile”) shall apply to uncertificated American Depositary Shares upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC pursuant to which the Depositary may register the ownership of uncertificated American Depositary Shares, which ownership shall be evidenced by periodic statements issued by the Depositary to the Owners entitled thereto. Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of an Owner of American Depositary Shares, to direct the Depositary to register a transfer of those American Depositary Shares to DTC or its nominee and to deliver those American Depositary Shares to the DTC account of that DTC participant without receipt by the Depositary of prior authorization from the Owner to register such transfer.

(ii) In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties understand that the Depositary will not verify, determine or otherwise ascertain that the DTC participant which is claiming to be acting on behalf of an Owner in requesting a registration of transfer and delivery as described in subsection (i) above has the actual authority to act on behalf of the Owner (notwithstanding any requirements under the Uniform Commercial Code). For the avoidance of doubt, the provisions of Sections 5.03 and 5.08 of the Deposit Agreement shall apply to the matters arising from the use of the DRS. The parties agree that the Depositary’s reliance on and compliance with instructions received by the Depositary through the DRS/Profile System and in accordance with the Deposit Agreement shall not constitute negligence or bad faith on the part of the Depositary.